Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-221391
333-221391-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per Note	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
7.125% Senior Notes due 2026	$700,000,000		100.50%	$703,500,000		$87,585.75	(1)
Guarantee of 7.125% Senior Notes due 2026		(2)	(2)		(2)		(2)

(1)	The registration fee is calculated and being paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), and relates to the Registration Statement on Form S-3 (File Nos. 333-221391 and 333-221391-01) filed by the registrants on November 7, 2017.
(2)	Guarantee of Springleaf Finance Corporation’s 7.125% Senior Notes due 2026 by its indirect parent company OneMain Holdings, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantee.

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 7, 2017)

Springleaf Finance Corporation
$700,000,000
7.125% Senior Notes due 2026

Springleaf Finance Corporation (“SFC”) is offering an additional $700 million aggregate principal amount of its 7.125% Senior Notes due 2026 (the “notes”). The terms of the notes, other than their issue date and public offering price, will be identical to the terms of the $900 million principal amount of 7.125% Senior Notes due March 15, 2026 (the “Existing 2026 Notes”), previously issued under the indenture dated as of December 3, 2014, among SFC, OneMain Holdings, Inc. (formerly Springleaf Holdings, Inc.) (“OMH”) and Wilmington Trust, National Association, as trustee, as supplemented by the sixth supplemental indenture dated as of May 11, 2018 (the “Existing 2026 Notes Indenture”). The notes offered hereby will have the same CUSIP number as the Existing 2026 Notes and will trade interchangeably and be fungible for federal income tax purposes with the Existing 2026 Notes.

The notes will bear interest at a rate of 7.125% per annum and will mature on March 15, 2026. Interest on the notes will accrue from and including the most recent interest payment date for which interest has been paid or provided for but excluding the relevant interest payment date. Interest on the notes is payable on March 15 and September 15 of each year, commencing on September 15, 2018.

The notes will be SFC’s general unsecured obligations and will rank equally in right of payment with all of SFC’s existing and future unsubordinated debt. The notes will be effectively subordinated to all of SFC’s secured obligations to the extent of the value of the assets securing such obligations, and structurally subordinated to any existing and future liabilities of SFC’s subsidiaries.

The notes will be guaranteed by SFC’s indirect parent company, OMH, but the notes will not be guaranteed by any of SFC’s subsidiaries, including OneMain Financial Holdings, LLC (formerly OneMain Financial Holdings, Inc.) (“OMFH”), or any other party.

SFC intends to use the net proceeds from this offering for general corporate purposes, which may include debt repurchases and repayments. Accordingly, SFC will have broad discretion over the use of proceeds from this offering. See “Summary—Recent Developments.”

Investing in the notes involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement and page 7 of the accompanying prospectus and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Per Note	Note Total
Public offering price(1)	100.50%	$703,500,000
Underwriting discount	1.25%	$8,750,000
Proceeds, before expenses, to us	99.25%	$694,750,000

(1)	Plus accrued interest from May 11, 2018. Public offering price and proceeds, before expenses, to us do not include the amount of accrued interest on the notes offered hereby from May 11, 2018 to the settlement date. This pre-issuance accrued interest must be paid by the purchasers of the notes offered hereby. On September 15, 2018, we will pay this pre-issuance accrued interest to the holders of the notes offered hereby as of the close of business on September 1, 2018 (the applicable record date), together with interest accrued on the notes offered hereby from the settlement date to the interest payment date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be listed on any securities exchange.

We expect that beneficial interests in the notes will be credited in book-entry form through the facilities of The Depository Trust Company (“DTC”) to the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A., on or about August 10, 2018, which is the second business day following the date of pricing of the notes.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	Citigroup
Barclays	Credit Suisse	Deutsche Bank Securities
Morgan Stanley	RBC Capital Markets	SOCIETE GENERALE

Co-Managers

Academy Securities	JMP Securities	R. Seelaus & Co., Inc.

August 8, 2018

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may sell the securities described in the accompanying prospectus at our discretion in one or more offerings. You should read (i) this prospectus supplement, (ii) the accompanying prospectus, (iii) any free writing prospectus prepared by or on behalf of us or to which we have referred you and (iv) the documents incorporated by reference herein and therein that are described in this prospectus supplement and the accompanying prospectus under the heading “Where You Can Find More Information.”

We and the underwriters have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may have provided you. We and the underwriters are offering to sell, and seeking offers to buy, these securities only in jurisdictions where the offers and sales are permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any other documents incorporated by reference in either is accurate only as of the stated date of each document in which the information is contained. After the stated date, our business, financial condition, results of operations and prospects may have changed.

This prospectus supplement and the accompanying prospectus summarize certain documents and other information to which we refer you for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of our Company (as defined herein) and the terms of this offering and the notes, including the merits and risks involved.

We and the underwriters are not making any representation to any purchaser of the notes regarding the legality of the purchaser’s investment in the notes. You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.

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Prospectus Supplement

Prospectus

S-ii

USE OF NON-GAAP FINANCIAL MEASURES

The SEC has adopted rules to regulate the use of “non-GAAP financial measures” in filings with the SEC and in other public disclosures. These measures are derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

We use adjusted pretax income (loss), a non-GAAP financial measure in this prospectus supplement and accompanying prospectus, as a key performance measure. Adjusted pretax income (loss) represents income (loss) before income taxes on a Segment Accounting Basis (as described below) and excludes acquisition-related transaction and integration expenses, net gain (loss) on sales of personal and real estate loans, net gain on sale of SpringCastle interests, SpringCastle transaction costs, losses resulting from repurchases and repayments of debt, debt refinance costs, net loss on liquidation of our United Kingdom subsidiary, non-cash incentive compensation expense and income attributable to non-controlling interests. Management believes adjusted pretax income (loss) is useful in assessing the profitability of our segments and uses adjusted pretax income (loss) in evaluating our operating performance and as a performance goal under the Company’s executive compensation programs. Adjusted pretax income (loss) is a non-GAAP financial measure and should be considered supplemental to, but not as a substitute for or superior to, income (loss) before income taxes, net income, or other measures of financial performance prepared in accordance with GAAP. Segment Accounting Basis refers to a basis used to report the operating results of our segments, which reflects our allocation methodologies for certain costs and excludes the impact of applying purchase accounting.

See “Summary—Summary Consolidated Historical Financial Data of OMH and its Subsidiaries” and “Summary—Summary Consolidated Historical Financial Data of SFC and its Subsidiaries” in this prospectus supplement for quantitative reconciliations of income (loss) before income taxes on a Segment Accounting Basis to adjusted pretax income (loss). See also Note 22 of the Notes to Consolidated Financial Statements in OMH’s Annual Report on Form 10-K for the year ended December 31, 2017, Note 23 of the Notes to Condensed Consolidated Financial Statements included in Exhibit 99.1 to SFC’s Current Report on Form 8-K/A filed with the SEC on August 3, 2018, Note 16 of the Notes to Condensed Consolidated Financial Statements in OMH’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and Note 17 of the Notes to Condensed Consolidated Financial Statements in SFC’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2018, each of which is incorporated by reference herein, for reconciliations of segment information on a Segment Accounting Basis to consolidated financial statement amounts.

INDUSTRY AND MARKET DATA

We obtained the market and competitive position data used or incorporated by reference in this prospectus supplement and accompanying prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain or incorporate by reference certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements involve inherent risks, uncertainties and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. The forward-looking statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus and the

S-iii

documents incorporated by reference herein and therein relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will” are intended to identify forward-looking statements.

As set forth more fully under “Part I, Item 1A. Risk Factors” in OMH’s and SFC’s respective most recent Annual Reports on Form 10-K and “Part II, Item 1. Legal Proceedings” and “Part II, Item 1A. Risk Factors” in OMH’s and SFC’s respective subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, important factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following:

•	the inability to obtain, or delays in obtaining, cost savings and synergies from the OneMain Acquisition (as defined herein), and risks and other uncertainties associated with the integration of the companies;
•	any litigation, fines or penalties that could arise relating to the OneMain Acquisition or Apollo-Värde Transaction (as defined herein);
•	various uncertainties and risks in connection with the OneMain Acquisition (as defined herein) or Apollo-Värde Transaction (as defined herein) which may result in an adverse impact on us, including effects, if any, on our business or operational strategies, goals or objectives or our relationships with our employees or third parties;
•	effects of the Independence Contribution (as defined herein) on our business and our financial position, results of operations and cash flows, including costs, if any, incurred in connection with any litigation, fines or penalties that could arise relating to the Independence Contribution;
•	various risks relating to continued compliance with the settlement agreement with the U.S. Department of Justice entered into in connection with the OneMain Acquisition;
•	any inability to perform or default in the performance of any contractual obligations, including intercompany indebtedness, that currently exist or may in the future exist between SFC and OMH or between SFC or OMH, on the one hand, and any of our subsidiaries or affiliates, on the other hand;
•	changes in general economic conditions, including the interest rate environment in which we conduct business and the financial markets through which we can access capital and also invest cash flows from our Consumer and Insurance segment;
•	levels of unemployment and personal bankruptcies;
•	natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or branches or other operating facilities;
•	war, acts of terrorism, riots, civil disruption, pandemics, disruptions in the operation of our information systems or other events disrupting business or commerce;
•	effects on our business, reputation and our financial position, results of operations and cash flows of any cyberbreach or other cyber-related incident involving our information systems or the loss, theft or unauthorized disclosure of personally identifiable information of our present or former customers, including any costs, fines or penalties incurred in connection therewith not covered by insurance, whether as a result of litigation, governmental investigations, business interruption, remediation efforts or otherwise;
•	changes in the rate at which we can collect or potentially sell our finance receivables portfolio;

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•	the effectiveness of our credit risk scoring models in assessing the risk of customer unwillingness or lack of capacity to repay;
•	changes in our ability to attract and retain employees or key executives to support our businesses;
•	changes in the competitive environment in which we operate, including the demand for our products, customer responsiveness to our distribution channels, our ability to make technological improvements and the strength and ability of our competitors to operate independently or to enter into business combinations that result in a more attractive range of customer products or provide greater financial resources;
•	risks related to the acquisition or sale of assets or businesses or the formation, termination or operation of joint ventures or other strategic alliances or arrangements, including loan delinquencies or net charge-offs, integration or migration issues, increased costs of servicing, incomplete records, and retention of customers;
•	risks associated with our insurance operations, including insurance claims that exceed our expectations or insurance losses that exceed our reserves;
•	the inability to successfully implement our growth strategy for our consumer lending business, as well as various risks associated with successfully acquiring portfolios of consumer loans, pursuing acquisitions, and/or establishing joint ventures;
•	declines in collateral values or increases in actual or projected delinquencies or net charge-offs;
•	changes in federal, state or local laws, regulations, or regulatory policies and practices, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (which, among other things, established the Consumer Financial Protection Bureau, which has broad authority to regulate and examine financial institutions, including us), that affect our ability to conduct business or the manner in which we conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry, our use of third-party vendors and real estate loan servicing, or changes in corporate or individual income tax laws or regulations, including effects of the enactment of Public Law 115-97 amending the Internal Revenue Code of 1986, as amended (the “Code”);
•	potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans, if it is determined that there was a non-curable breach of a representation or warranty made in connection with such transactions;
•	the costs and effects of any actual or alleged violations of any federal, state or local laws, rules or regulations, including any litigation associated therewith, any impact to our business operations, reputation, financial position, results of operations or cash flows arising therefrom, any impact to our relationships with lenders, investors or other third parties attributable thereto, and the costs and effects of any breach of any representation, warranty or covenant under any of our contractual arrangements, including indentures or other financing arrangements or contracts, as a result of any such violation;
•	the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas or enforcement or other proceedings of any governmental or quasi-governmental agency or authority and any litigation associated therewith;
•	our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements;
•	our ability to comply with our debt covenants;
•	our ability to generate sufficient cash to service all of our indebtedness;
•	any material impairment or write-down of the value of our assets;

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•	the effects of any downgrade of our debt ratings by credit rating agencies, which could have a negative impact on our cost of and/or access to capital;
•	our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry, or our ability to incur additional borrowings;
•	the impacts of our securitizations and borrowings;
•	our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries;
•	changes in accounting standards or tax policies and practices and the application of such new standards, policies and practices;
•	changes in accounting principles and policies or changes in accounting estimates;
•	any failure or inability to achieve the performance requirements related to a loan portfolio initially acquired through a joint venture (the “SpringCastle Portfolio”) set forth in the purchase agreement, dated March 31, 2016, entered in connection with the sale of our 47% equity interest in the SpringCastle Portfolio;
•	the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans, including the environmental liability and costs for damage caused by hazardous waste if a real estate loan goes into default; and
•	other risks described in “Risk Factors” in this prospectus supplement.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified or incorporated by reference in this prospectus supplement and the accompanying prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

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SUMMARY

This summary highlights the information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein, including the financial statements and the notes to those statements.

In this prospectus supplement, except as otherwise indicated or the context otherwise requires, each reference to (i) “SFC” refers to Springleaf Finance Corporation, (ii) “OMH” refers to OneMain Holdings, Inc. (formerly Springleaf Holdings, Inc.), (iii) “SFI” refers to Springleaf Finance, Inc., (iv) “OMFH” refers to OneMain Financial Holdings, LLC (formerly OneMain Financial Holdings, Inc.), (v) “OneMain” refers to OMFH and its subsidiaries and (vi) “the Company,” “we,” “us” and “our” refers to OMH and its subsidiaries, whether directly or indirectly owned. See “—Organizational Structure” below.

We are a leading consumer finance company providing responsible loan products to customers through our branch network and the internet. We have over a 100-year track record of high- quality origination, underwriting and servicing of personal loans, primarily to non-prime consumers. Our deep understanding of local markets and customers, together with our proprietary underwriting process and data analytics, allows us to price, manage and monitor risk effectively through changing economic conditions. With an experienced management team, a strong balance sheet, proven access to the capital markets and strong demand for consumer credit, we believe we are well positioned for future growth.

We staff each of our branch offices with local, well-trained personnel who have significant experience in the industry. Our business model revolves around an effective origination, underwriting, and servicing process that leverages each branch office’s local presence in these communities along with the personal relationships developed with our customers. Credit quality is also driven by our long-standing underwriting philosophy, which takes into account each prospective customer’s household budget, and his or her willingness and capacity to repay the loan.

In connection with our personal loan business, our insurance subsidiaries offer our customers credit and non-credit insurance policies covering our customers and the property pledged as collateral for our personal loans. As of June 30, 2018, we had approximately $15.4 billion of personal loans due from nearly 2.4 million customer accounts across 44 states, approximately $15.3 billion of which was held by SFC and its subsidiaries.

We also pursue strategic acquisitions and dispositions of assets and businesses, including loan portfolios and other financial assets, as well as fee-based opportunities in servicing loans for others in connection with potential strategic portfolio acquisitions through our centralized operations. We service the SpringCastle Portfolio, in which we sold our 47% ownership interest on March 31, 2016.

Our Corporate History and Corporate Information

In November 2010, an affiliate of Fortress indirectly acquired (the “Fortress Acquisition”) an 80% economic interest in SFI, a financial services holding company, from an affiliate of American International Group, Inc. (“AIG”). Following the Fortress Acquisition, AIG indirectly retained a 20% economic interest in SFI. All of the common stock of SFC is owned by SFI. Following a restructuring completed in connection with the initial public offering of OMH, all of the common stock of SFI is owned by OMH.

SFC was incorporated in Indiana in 1927 as successor to a business started in 1920. SFI was incorporated in Indiana in 1974. OMH was incorporated in Delaware in 2013. In October 2013, OMH completed an initial public offering of its common stock. On November 15, 2015, OMH acquired all of the outstanding equity interests of OMFH for approximately $4.5 billion in cash (the “OneMain Acquisition”). In connection with the OneMain Acquisition, OMH changed its name from Springleaf Holdings, Inc. to OneMain Holdings, Inc. As a result of the OneMain Acquisition, OMFH became a wholly owned, indirect subsidiary of OMH.

As part of our ongoing efforts related to the integration of Springleaf and OneMain, on June 22, 2018, SFI entered into a contribution agreement with OMH, whereby OMH contributed all of the common interests of Independence Holdings, LLC (“Independence”) to SFI. Immediately thereafter, SFI entered into a separate contribution agreement with SFC, pursuant to which SFI contributed all of the common interests of Independence to SFC (the “Independence Contribution”). As a result of the contribution from SFI to SFC, Independence became a direct wholly owned subsidiary of SFC on June 22, 2018. See “—Organizational Structure” below.

On June 25, 2018, an investor group led by funds managed by affiliates of Apollo Global Management, LLC and Värde Partners, Inc. (the “Apollo-Värde Group”) completed its purchase of 54,937,500 shares (the “Apollo-Värde Transaction”) of OMH’s common stock beneficially owned by Springleaf Financial Holdings, LLC (“SFH”) representing the entire holdings of OMH’s stock beneficially owned by Fortress, for an aggregate purchase price of approximately $1.4 billion in cash. As a result, the Apollo-Värde Group is OMH’s largest stockholder and owns approximately 40.5% of the outstanding shares of OMH’s common stock.

Our executive offices are located at 601 N.W. Second Street, Evansville, Indiana 47708, and our telephone number is (812) 424-8031. Our website address is www.omf.com. The information on our website is not a part of this prospectus supplement and is not incorporated into this prospectus supplement or the accompanying prospectus by reference.

Recent Developments

The Offering

SFC intends to issue $700 million aggregate principal amount of 7.125% senior notes offered hereby. SFC intends to use the net proceeds from this offering for general corporate purposes, which may include debt repurchases and repayments. Accordingly, SFC will have broad discretion over the use of proceeds from this offering.

Amendment of Conduit Facility

On August 1, 2018, we amended the loan and security agreement with OneMain Financial Funding VIII, LLC to, among other things, (i) increase the advance maximum balance from $450 million to $650 million and (ii) extend the revolving period ending January 2021 to August 2021 thereby extending the final maturity to September 2023.

SFC Securitization Offering

On July 24, 2018, SFC, as sponsor, completed an offering of approximately $947 million of asset-backed notes in a private offering (the “July SFC Securitization”). The July SFC Securitization included one class of senior asset-backed notes and three classes of subordinate asset-backed notes issued by a special purpose subsidiary of SFC. The notes have maturity dates ranging from December 2024 to January 2028. The assets that were pledged consist of a pool of non-revolving, fixed-rate direct auto loans secured by automobiles, light-duty trucks and other vehicles. At least 5% of the initial note principal balance of each class of notes was retained by SFC or a majority-owned subsidiary of SFC.

Appointment of New Chief Executive Officer

On July 13, 2018, we announced that OMH’s Board of Directors (the “Board”) has appointed Douglas H. Shulman as the Company’s President and Chief Executive Officer, effective on Mr. Shulman’s first date of employment with the Company, which will be no later than September 10, 2018 (the “Start Date”). In connection with Mr. Shulman’s appointment, Jay N. Levine announced that he will step down as the Company’s President and Chief Executive Officer effective as of the Start Date and will remain with the Company as the Chairman of the Board. Effective as of the Start Date, it is expected that Mr. Shulman will also be appointed to the Board. Mr. Shulman has served as Senior Executive Vice President and Global Head of Client Service Delivery at BNY Mellon since 2014. Previously, Mr. Shulman was a Senior Advisor at McKinsey & Company (2013-2014), Commissioner of the Internal Revenue Service (2008-2012) and Vice Chairman of the Financial Industry Regulatory Authority (FINRA) (2006-2008).

Satisfaction and Discharge of OMFH Senior Notes

On June 13, 2018, OMFH redeemed the remaining principal amount of OMFH’s 7.250% Senior Notes due 2021 (the “OMFH Notes”) and received notice of satisfaction and discharge with respect to the

OMFH Notes. As of June 30, 2018, OMFH is no longer subject to the covenants or other terms of that certain indenture, dated December 11, 2014, among OMFH, the guarantors listed therein and The Bank of New York Mellon, as trustee, in connection with the issuance of the OMFH Notes.

Organizational Structure

The following chart summarizes our organizational structure as of June 30, 2018 following the consummation of the Independence Contribution and the Apollo-Värde Transaction earlier in June 2018, as well as the outstanding indebtedness of SFC and its subsidiaries (including OneMain) as of June 30, 2018 after giving effect to certain transactions described in the footnotes below. See “OMH Capitalization,” “SFC Capitalization” and “Description of Certain Other Indebtedness” for more information.

This chart is provided for illustrative purposes only and does not represent all of our subsidiaries or obligations.

(a)	Management consists of outstanding shares of common stock owned by OMH directors and executive officers as of June 30, 2018.
(b)	Formerly Springleaf Holdings, Inc.
(c)	On June 22, 2018, the common interests of Independence were contributed to SFC. OMFH is a direct wholly-owned subsidiary of Independence.
(d)	Reflects the net increase of debt occurring after June 30, 2018 through August 8, 2018, totaling $680 million (the “SFC Net Debt Increase”) relating to revolving conduit facilities and securitizations of SFC’s subsidiaries (including OneMain).

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of the Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the notes.

Issuer
Springleaf Finance Corporation, an Indiana corporation (the “Issuer”).
Notes to be Issued
An additional $700 million aggregate principal amount of 7.125% senior notes due March 15, 2026 to be issued under the Existing 2026 Notes Indenture, pursuant to which on May 11, 2018, SFC issued the Existing 2026 Notes.

The notes offered hereby will have the same CUSIP number as the Existing 2026 Notes and will trade interchangeably and be fungible for federal income tax purposes with the Existing 2026 Notes. The notes offered hereby will be treated together with the Existing 2026 Notes as a single series of debt securities for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions. Upon consummation of this offering, the aggregate principal amount outstanding of our 7.125% senior notes due March 15, 2026, including the notes offered hereby, will be $1.6 billion.

Maturity
The notes will mature on March 15, 2026.
Interest Rate
The notes will bear interest at the rate of 7.125% per annum, payable semi-annually in arrears.
Interest Payment Dates
Each March 15 and September 15, commencing on September 15, 2018. Interest will accrue from the issue date of the Existing 2026 Notes.

Pre-issuance accrued interest from May 11, 2018 to the issue date of the notes offered hereby must be paid by the purchasers of the notes offered hereby. On September 15, 2018, we will pay this pre-issuance accrued interest to the holders of the notes offered hereby as of the close of business on September 1, 2018 (the applicable record date), together with interest accrued on the notes offered hereby from the issue date to the interest payment date.

Ranking
The notes will be SFC’s senior unsecured obligations and will rank equally in right of payment with all of SFC’s other existing and future unsubordinated indebtedness from time to time outstanding. The notes will not be guaranteed by any of SFC’s subsidiaries (including OneMain). The notes will be effectively subordinated to all of SFC’s secured obligations to the extent of the value of the assets securing such obligations and structurally subordinated to any existing and future obligations of SFC’s subsidiaries with respect to claims against the assets of such subsidiaries.

As a result of the Independence Contribution, OMFH is an indirect subsidiary of SFC. OMFH and its subsidiaries will not be guarantors of the notes; accordingly, the notes will be structurally subordinated to all existing and future obligations of OMFH and its subsidiaries with respect to claims against their assets (except to the extent that OMH or SFC has recognized claims against OneMain).

As of June 30, 2018, after giving effect to (i) this offering and the expected use of net proceeds therefrom and (ii) the SFC Net Debt Increase:

•	the aggregate amount of unsubordinated indebtedness outstanding with which the guarantee by OMH of the notes being offered hereby ranked equally would have been approximately $6.8 billion;
•	SFC’s subsidiaries (including OneMain) would have had approximately $8.8 billion of indebtedness (including securitizations and borrowings under revolving conduit facilities) to which the notes would have been structurally subordinated;
•	the aggregate amount of SFC’s unsubordinated indebtedness outstanding with which the notes being offered hereby would have ranked equally would have been approximately $6.8 billion; and
•	OMH and its subsidiaries would have had $16.4 billion of indebtedness outstanding.

See “Description of Certain Other Indebtedness.”

Optional Redemption
The notes may be redeemed at any time and from time to time, in whole or in part, at SFC’s option, at a “make-whole” redemption price, as described in this prospectus supplement under the caption “Description of the Notes—Optional Redemption.”
Guarantee
The payment of principal of, and premium and interest on, the notes will be fully and unconditionally guaranteed on an unsecured basis by OMH, SFC’s indirect parent company. See “Description of the Notes—Parent Guaranty.”
Certain Covenants
The notes contain certain restrictions, including a limitation that restricts SFC’s ability and the ability of SFC’s subsidiaries to incur liens on certain assets. See “Description of the Notes—Limitations on Liens.”

The notes also restrict SFC’s ability to merge with or into, or sell or convey all or substantially all of our assets to, any other corporation or entity. See “Description the Notes—Merger and Consolidation.”

Use of Proceeds
SFC intends to use the net proceeds for general corporate purposes, which may include debt repurchases and repayments. Accordingly, SFC will have broad discretion over the use of proceeds from this offering.
Governing Law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
No Prior Market
The notes will be new securities for which there is no market. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, a liquid market for the notes may not develop or be maintained.
Risk Factors
You should carefully consider the information set forth herein under “Risk Factors” and in the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K filed by each of OMH and SFC and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus in deciding whether to purchase the notes.

Summary Consolidated Historical Financial Data of OMH and its Subsidiaries

The following tables present OMH’s summary historical financial information as of and for the periods described below.

The summary historical consolidated statement of operations data for the years ended December 31, 2015, 2016 and 2017 and the summary historical consolidated balance sheet data as of December 31, 2016 and 2017 have been derived from OMH’s audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary historical consolidated balance sheet data as of December 31, 2015 has been derived from OMH’s audited consolidated financial statements, which are not incorporated by reference herein, and which have been revised for a change in accounting policy for the derecognition of loans within a purchased credit impaired pool.

The summary historical consolidated statement of operations data for the six months ended June 30, 2018 and June 30, 2017 and the summary historical consolidated balance sheet data as of June 30, 2018 have been derived from OMH’s unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary historical consolidated balance sheet data as of June 30, 2017 has been derived from OMH’s unaudited condensed consolidated financial statements for the six months then ended, which are not incorporated by reference herein. The unaudited condensed consolidated financial statements include all adjustments necessary for a fair presentation of the information set forth herein. Interim results of operations are not necessarily indicative of the results to be expected for the full year.

The summary historical financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and OMH’s audited consolidated financial statements and related notes in OMH’s Annual Report on Form 10-K for the year ended December 31, 2017 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and OMH’s unaudited condensed consolidated financial statements and related notes in OMH’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, each of which is incorporated by reference herein.

	At or for the Six Months Ended June 30,		At or for the Years Ended December 31,
(dollars in millions, except per share amounts)	2018	2017	2017	2016	2015(a)
Consolidated Statements of Operations Data:
Interest income	$1,767	$1,531	$3,196	$3,110	$1,930
Interest expense	420	405	816	856	715
Provision for finance receivable losses	514	481	955	932	716
Net gain on sale of SpringCastle interests	—	—	—	167	—
Net gain on sales of personal and real estate loans and related trust assets	—	—	—	18	—
Other revenues	277	262	560	588	262
Acquisition-related transaction and integration expenses	39	37	69	108	62
Other expenses	860	747	1,485	1,631	925
Income (loss) before income taxes	211	123	431	356	(226)
Income tax expense (benefit)	80	48	248	113	(133)
Net income (loss)	131	75	183	243	(93)
Net income attributable to non-controlling interests	—	—	—	28	127
Net income (loss) attributable to OneMain Holdings, Inc.	$131	$75	$183	$215	$(220)
Earnings (loss) per share of OneMain Holdings, Inc.:
Basic	$0.96	$0.55	$1.35	$1.60	$(1.72)
Diluted	$0.96	$0.55	$1.35	$1.59	$(1.72)
Consolidated Balance Sheet Data:
Net finance receivables, less unearned insurance premium and claim reserves and allowance for finance receivable losses	$14,195	$12,802	$13,670	$12,457	$14,305
Total assets	19,640	18,698	19,433	18,123	21,190
Long-term debt(b)	15,054	14,409	15,050	13,959	17,300
Total liabilities	16,151	15,544	16,155	15,057	18,460
OneMain Holdings, Inc. shareholders’ equity	3,489	3,154	3,278	3,066	2,809
Non-controlling interests	—	—	—	—	(79)
Total shareholders’ equity	3,489	3,154	3,278	3,066	2,730
Other Operating Data:
Ratio of earnings to fixed charges	1.49	1.29	1.51	1.40	(c )
(a)	Selected financial data for 2015 includes OMFH’s results effective from November 1, 2015, pursuant to our contractual agreements with Citigroup in connection with the OneMain Acquisition.
(b)	Long-term debt is comprised of the following:
	June 30,		December 31,
(dollars in millions)	2018	2017	2017	2016	2015
Long-term debt:
Consumer securitization debt*	$8,094	$8,130	$8,688	$8,240	$9,034
Borrowings under revolving conduit facilities	—	—	—	—	2,620
Total secured debt	8,094	8,130	8,688	8,240	11,654
Total existing senior notes	6,788	6,107	6,190	5,547	5,474
Total existing senior debt	14,882	14,237	14,878	13,787	17,128
Junior subordinated debt (hybrid debt)	172	172	172	172	172
Total debt	$15,054	$14,409	$15,050	$13,959	$17,300
*	Includes long-term debt from our Acquisitions and Servicing segment of $1.9 billion at December 31, 2015.
(c)	Earnings did not cover total fixed charges by $226 million in 2015.

Non-GAAP Financial Measures

Adjusted Pretax Income (Loss). Management uses adjusted pretax income (loss), a non-GAAP financial measure, as a key performance measure of our segments. Adjusted pretax income (loss) is a non-GAAP financial measure and should be considered supplemental to, but not as a substitute for or superior to, income (loss) before income taxes, net income, or other measures of financial performance prepared in accordance with GAAP. See “Use of Non-GAAP Financial Measures.”

The reconciliations of income (loss) before income taxes on a Segment Accounting Basis to adjusted pretax income (loss) (non-GAAP) by segment were as follows:

	Six Months Ended June 30,		Year Ended December 31,
(dollars in millions)	2018	2017	2017	2016	2015
Consumer and Insurance
Income before income taxes—Segment Accounting Basis	$327	$286	$676	$688	$345
Adjustments:
Acquisition-related transaction and integration expenses*	32	34	66	100	16
Net gain on sale of personal loans	—	—	—	(22)	—
Net loss on repurchases and repayments of debt	62	17	18	14	—
Debt refinance costs	—	—	—	4	—
Adjusted pretax income (non-GAAP)	$421	$337	$760	$784	$361
Acquisitions and Servicing
Income before income taxes—Segment Accounting Basis	$1	$1	$1	$225	$254
Adjustments:
Net gain on sale of SpringCastle interests	—	—	—	(167)	—
Acquisition-related transaction and integration expenses*	—	—	—	1	1
SpringCastle transaction costs	—	—	—	1	—
Income attributable to non-controlling interests	—	—	—	(28)	(127)
Adjusted pretax income (non-GAAP)	$1	$1	$1	$32	$128
Other
Loss before income tax benefit—Segment Accounting Basis	$(119)	$(21)	$(41)	$(90)	$(284)
Adjustments:
Net loss on sale of real estate loans	—	—	—	12	—
Net loss on repurchases and repayments of debt	—	—	—	1	—
Non-cash incentive compensation expense	106	—	—	—	—
Acquisition-related transaction and integration expenses*	—	6	6	27	48
Debt refinance costs	—	—	—	1	—
Net loss on liquidation of United Kingdom subsidiary	—	—	—	6	—
Adjusted pretax loss (non-GAAP)	$(13)	$(15)	$(35)	$(43)	$(236)
*	Acquisition-related transaction and integration expenses incurred as a result of the OneMain Acquisition and the sale of branches to Lendmark Financial Services, LLC completed on May 2, 2016 include (i) compensation and employee benefit costs, such as retention awards and severance costs, (ii) accelerated amortization of acquired software assets, (iii) rebranding to the OneMain brand, (iv) branch infrastructure and other fixed asset integration costs, (v) information technology costs, such as internal platform development, software upgrades and licenses, and technology termination costs, (vi) legal fees and project management costs, (vii) system conversions, including human capital management, marketing, risk, and finance functions, and (viii) other costs and fees directly related to the OneMain Acquisition and integration.

Summary Consolidated Historical Financial Data of SFC and its Subsidiaries

The following tables present SFC’s summary historical financial information as of and for the periods described below.

The summary historical consolidated statement of operations data for the years ended December 31, 2015, 2016 and 2017 and the summary historical consolidated balance sheet data as of December 31, 2016 and 2017 have been derived from SFC’s audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus from Exhibit 99.1 to SFC’s Current Report on Form 8-K/A filed with the SEC on August 3, 2018, which includes audited consolidated financial statements of SFC that retrospectively present SFC and Independence on a combined basis (in light of the Independence Contribution) at December 31, 2017 and 2016 and for the three years ended December 31, 2017. The summary historical consolidated balance sheet data as of December 31, 2015 has been derived from SFC’s audited consolidated financial statements, which are not incorporated by reference herein, and which have been revised for a change in accounting policy for the derecognition of loans within a purchased credit impaired pool.

The summary historical consolidated statement of operations data for the six months ended June 30, 2018 and June 30, 2017 and the summary historical consolidated balance sheet data as of June 30, 2018 have been derived from SFC’s unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary historical consolidated balance sheet data as of June 30, 2017 has been derived from SFC’s unaudited condensed consolidated financial statements for the six months then ended, which are not incorporated by reference herein. The unaudited condensed consolidated financial statements include all adjustments necessary for a fair presentation of the information set forth herein. Interim results of operations are not necessarily indicative of the results to be expected for the full year.

The summary historical financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and SFC’s audited consolidated financial statements and related notes for the years ended December 31, 2015, 2016 and 2017 and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Exhibit 99.1 to SFC’s Current Report on Form 8-K/A filed with the SEC on August 3, 2018 and SFC’s unaudited condensed consolidated financial statements and related notes in SFC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, each of which is incorporated by reference herein.

	At or for the Six Months Ended June 30,		At or for the Years Ended December 31,
(dollars in millions)	2018	2017	2017	2016	2015(a)
Consolidated Statements of Operations Data:
Interest income	$1,762	$1,528	$3,187	$3,096	$1,910
Interest expense	420	405	816	856	715
Provision for finance receivable losses	512	476	947	929	711
Net gain on the sale of SpringCastle	—	—	—	167	—
Net gain on sale of personal and real estate loans and related trust assets	—	—	—	18	—
Other revenues	269	252	540	569	275
Acquisition-related transaction and integration expenses	39	37	69	108	62
Other expenses	834	750	1,500	1,560	893
Income (loss) before income tax expense (benefit)	226	112	395	397	(196)
Income tax expense (benefit)	84	38	243	127	(122)
Net income (loss)	142	74	152	270	(74)
Net income attributable to non-controlling interests	—	—	—	28	127
Net income (loss) attributable to Springleaf Finance Corporation	$142	$74	$152	$242	$(201)
Consolidated Balance Sheet Data:
Net finance receivables, less unearned insurance premium and claim reserves and allowance for finance receivable losses	$14,156	$12,755	$13,627	$12,414	$14,217
Total assets	19,778	18,878	19,645	18,340	21,396
Long-term debt(b)	15,054	14,409	15,050	13,959	17,300
Total liabilities	16,158	15,556	16,243	15,067	18,488
Springleaf Finance Corporation shareholder’s equity	3,620	3,322	3,402	3,273	2,987
Non-controlling interests	—	—	—	—	(79)
Total shareholder’s equity	3,620	3,322	3,402	3,273	2,908
Other Operating Data:
Ratio of earnings to fixed charges	1.52	1.27	1.47	1.45	(c )
(a)	Selected financial data for 2015 includes OneMain’s results effective from November 1, 2015, pursuant to our contractual agreements with Citigroup.
(b)	Long-term debt is comprised of the following:
	June 30,		December 31,
(dollars in millions)	2018	2017	2017	2016	2015
Long-term debt:
Consumer securitization debt*	$8,094	$8,130	$8,688	$8,240	$9,034
Borrowings under revolving conduit facilities	—	—	—	—	2,620
Total secured debt	8,094	8,130	8,688	8,240	11,654
Total existing senior notes	6,788	6,107	6,190	5,547	5,474
Total existing senior debt	14,882	14,237	14,878	13,787	17,128
Junior subordinated debt (hybrid debt)	172	172	172	172	172
Total debt	$15,054	$14,409	$15,050	$13,959	$17,300
*	Includes long-term debt from our Acquisitions and Servicing segment of $1.9 billion at December 31, 2015.
(c)	Earnings did not cover total fixed charges by $196 million in 2015.

Non-GAAP Financial Measures

Adjusted Pretax Income (Loss). Management uses adjusted pretax income (loss), a non-GAAP financial measure, as a key performance measure of our segments. Adjusted pretax income (loss) is a non-GAAP financial measure and should be considered supplemental to, but not as a substitute for or superior to, income (loss) before income taxes, net income, or other measures of financial performance prepared in accordance with GAAP. See “Use of Non-GAAP Financial Measures.”

The reconciliations of income (loss) before income taxes attributable to SFC on a Segment Accounting Basis to adjusted pretax income (loss) attributable to SFC (non-GAAP) by segment were as follows:

	Six Months Ended June 30,		Year Ended December 31,
(dollars in millions)	2018	2017	2017	2016	2015
Consumer and Insurance
Income before income taxes—Segment Accounting Basis	$328	$257	$601	$716	$372
Adjustments:
Acquisition-related transaction and integration expenses*	32	34	66	100	16
Net gain on sale of personal loans	—	—	—	(22)	—
Net loss on repurchases and repayments of debt	62	17	18	14	—
Debt refinance costs	—	—	—	4	—
Adjusted pretax income (non-GAAP)	$422	$308	$685	$812	$388
Acquisitions and Servicing
Income (loss) before income taxes—Segment Accounting Basis	$(3)	$—	$(2)	$218	$243
Adjustments:
Net gain on sale of SpringCastle interests	—	—	—	(167)	—
Acquisition-related transaction and integration expenses*	—	—	—	1	1
SpringCastle transaction costs	—	—	—	1	—
Income attributable to non-controlling interests	—	—	—	(28)	(127)
Adjusted pretax income (loss) (non-GAAP)	$(3)	$—	$(2)	$25	$117
Other
Income (loss) before income tax—Segment Accounting Basis	$(101)	$—	$1	$(70)	$(270)
Adjustments:
Non-cash incentive compensation expense	106	—	—	—	—
Acquisition-related transaction and integration expenses*	—	6	6	27	48
Net loss on sale of real estate loans	—	—	—	12	—
Net loss on liquidation of United Kingdom subsidiary	—	—	—	6	—
Net loss on repurchase and repayment of debt	—	—	—	1	—
Debt refinance costs	—	—	—	1	—
Adjusted pretax income (loss) (non-GAAP)	$5	$6	$7	$(23)	$(222)
*	Acquisition-related transaction and integration expenses incurred as a result of the OneMain Acquisition and the sale of branches to Lendmark Financial Services, LLC completed on May 2, 2016 include (i) compensation and employee benefit costs, such as retention awards and severance costs, (ii) accelerated amortization of acquired software assets, (iii) rebranding to the OneMain brand, (iv) branch infrastructure and other fixed asset integration costs, (v) information technology costs, such as internal platform development, software upgrades and licenses, and technology termination costs, (vi) legal fees and project management costs, (vii) system conversions, including human capital management, marketing, risk, and finance functions, and (viii) other costs and fees directly related to the OneMain Acquisition and integration.

RISK FACTORS

In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the matters addressed under “Forward-Looking Statements,” you should carefully consider the following risks before investing in the notes. You should also read the risk factors and other cautionary statements, including those described under the sections entitled “Risk Factors” in OMH’s and SFC’s most recent Annual Reports on Form 10-K and the sections entitled “Legal Proceedings” and “Risk Factors” in OMH’s and SFC’s subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks discussed below and incorporated by reference in this prospectus supplement and the accompanying prospectus, any of which could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.

Risks Related to the Notes

If current market conditions or our financial performance deteriorates, we may not be able to generate sufficient cash to service all of our indebtedness, including the notes offered hereby, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations, including the notes offered hereby, depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions, which may deteriorate in the future, and to certain financial, business and other factors beyond our control.

At June 30, 2018, after giving effect to (i) this offering and the expected use of net proceeds therefrom and (ii) the SFC Net Debt Increase, OMH and its subsidiaries would have had $2.2 billion of cash and cash equivalents, and, after giving effect to (i) this offering and the expected use of net proceeds therefrom and (ii) the SFC Net Debt Increase, SFC would have had $2.2 billion of cash and cash equivalents. See “OMH Capitalization” and “SFC Capitalization.” During the year ended December 31, 2017 and the six months ended June 30, 2018, OMH generated net income of $183 million and $131 million, respectively, and SFC generated net income of $152 million and $142 million, respectively. OMH’s and SFC’s net cash outflow from operating and investing activities totaled $637 million and $633 million, respectively, in the year ended December 31, 2017, and OMH’s and SFC’s net cash outflow from operating and investing activities totaled $296 million and $313 million, respectively, in the six months ended June 30, 2018. At June 30, 2018, OMH and SFC had $6.2 billion in unpaid principal balance (“UPB”) of unencumbered personal loans. At June 30, 2018, OMH and SFC had $308 million UPB of unencumbered real estate loans (including $182 million held for sale). We intend to support our liquidity position by pursuing additional debt financings (including new securitizations and new debt issuances, debt refinancing transactions and standby funding facilities), or a combination of the foregoing.

We cannot give any assurance that we would be able to take any of these actions, that these actions would be successful even if undertaken, that these actions would permit us to meet our scheduled debt obligations, or that these actions would be permitted under the terms of our existing or future debt agreements. In the absence of sufficient cash resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt and other obligations.

Further, our ability to refinance our debt on attractive terms or at all, as well as the timing of any refinancings, depends upon a number of factors over which we have little or no control, including general economic conditions, such as unemployment levels, housing markets and interest rates, disruptions in the financial markets, the market’s view of the quality, value, and liquidity of our assets, our current and potential future earnings and cash flows, and our credit ratings. In addition, any financing, particularly any securitization, that is reviewed by a rating agency is subject to the rating agency’s view of the quality and value of any assets supporting such financing, our processes to generate cash flows from, and monitor the status of, such assets, and changes in the methodology used by the rating agencies to review and rate the applicable financing. This process may require significant time and effort to complete and may not result in a favorable rating or any rating at all, which could reduce the effectiveness of such financing or render it unexecutable.

If we cannot make scheduled payments on our debt, we will be in default and, as a result our debt holders could declare all outstanding principal and interest to be due and payable, which could also result in an event of default and declaration of acceleration under certain of our other debt agreements.

Our indebtedness is significant, which could affect our ability to meet our obligations under our debt instruments and could materially and adversely affect our business and our ability to react to changes in the economy or our industry.

We currently have a significant amount of indebtedness. As of June 30, 2018, after giving effect to (i) this offering and the expected use of net proceeds therefrom and (ii) the SFC Net Debt Increase, SFC and its subsidiaries would have had $16.4 billion of total indebtedness outstanding, OMH and its subsidiaries would have had $16.4 billion of indebtedness outstanding, and the aggregate amount of unsubordinated indebtedness outstanding with which the guarantee by OMH of the notes being offered hereby would have ranked equally would have been approximately $6.8 billion.

The amount of indebtedness could have important consequences, including the following:

•	it may require us to dedicate a significant portion of our cash flow from operations to the payment of the principal of, and interest on, our indebtedness, which reduces the funds available for other purposes, including finance receivable originations;
•	it could limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing regulatory, business and economic conditions;
•	it may limit our ability to incur additional borrowings or securitizations for working capital, capital expenditures, business development, debt service requirements, acquisitions or general corporate or other purposes, or to refinance our indebtedness;
•	it may require us to seek to change the maturity, interest rate and other terms of our existing debt;
•	it may place us at a competitive disadvantage to competitors that are proportionately not as highly leveraged;
•	it may cause a downgrade of our debt and long-term corporate ratings; and
•	it may cause us to be more vulnerable to periods of negative or slow growth in the general economy or in our business.

In addition, meeting our anticipated liquidity requirements is contingent upon our continued compliance with our existing debt agreements. An event of default or declaration of acceleration under one of our existing debt agreements could also result in an event of default and declaration of acceleration under certain of our other existing debt agreements. Such an acceleration of our debt would have a material adverse effect on our liquidity and our ability to continue as a going concern.

Furthermore, our existing debt agreements do not restrict us from incurring significant additional indebtedness. If our debt obligations increase, whether due to the increased cost of existing indebtedness or the incurrence of additional indebtedness, the consequences described above could be magnified.

There can be no assurance that we will be able to repay or refinance our debt in the future, including the debt of OneMain.

The limited covenants applicable to the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices for the notes.

The indenture governing the notes, among other things, does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;
•	limit our ability to incur indebtedness, including secured indebtedness (subject to compliance with the lien covenant);
•	limit our ability to guarantee unsecured indebtedness or secured indebtedness (subject to compliance with the lien covenant), including, in each case, indebtedness of OneMain;
•	limit our ability to sell assets (except as described below) or restrict the use of proceeds from such sale;
•	limit SFC’s subsidiaries’ ability to incur indebtedness, which would be structurally senior to the notes;
•	restrict our ability to repurchase or prepay our securities;
•	restrict our ability to enter into transactions with our affiliates;
•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities; or
•	restrict our ability to engage in any acquisition or other transaction, other than our ability to merge or consolidate with, or sell all or substantially all of our assets to, another person without the surviving or transferring person (if other than SFC) assuming the obligations under the notes.

Furthermore, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness (including as a result of the Independence Contribution), or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects, may cause the rating agencies to downgrade our debt credit rating generally, and the ratings on the notes, which could adversely impact the trading prices for, or the liquidity of, the notes. Any such downgrade could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.

Redemption may adversely affect your return on the notes.

We have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes—Optional Redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

Our credit ratings may not reflect all risks of an investment in the notes.

The credit ratings assigned to the notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.

Claims of noteholders will be structurally subordinated to the existing and future obligations of SFC’s subsidiaries (including OneMain) because they will not guarantee the notes.

The notes will not be guaranteed by any of SFC’s subsidiaries (including OneMain). Accordingly, claims of holders of the notes will be structurally subordinated to the existing and future obligations of SFC’s subsidiaries (including OneMain). All obligations of SFC’s subsidiaries, as the case may be, will have to be satisfied before any of the assets of such entities would be available for distribution, upon a liquidation or otherwise, to SFC.

SFC’s subsidiaries, including OneMain, accounted for substantially all of its revenues and assets as of and for the year ended December 31, 2017, and as of and for the six months ended June 30, 2018.

The notes are unsecured, and consequently the notes will be effectively subordinated to any existing and future secured indebtedness.

The notes are unsecured and will be effectively junior to all of SFC’s senior secured indebtedness, as well as any future secured indebtedness SFC may incur, to the extent of the value of the assets securing such indebtedness. In addition, the guarantee from OMH is unsecured and will be effectively junior to any existing or future secured indebtedness of OMH to the extent of the value of the assets securing such indebtedness. We may also incur additional secured indebtedness in the future. Upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our secured debt will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such debt and to be paid in full from the assets securing that secured debt before any payment may be made with respect to the notes. In that event, because the notes will not be secured by any of our assets, it is possible that there will be no assets from which claims of holders of the notes can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full or at all. If the value of such remaining assets is less than the aggregate outstanding principal amount of the notes and all other debt ranking pari passu with the notes, we may be unable to satisfy our obligations under the notes. In addition, if we fail to meet our payment or other obligations under any secured debt we have or may incur, the holders of such secured debt would be entitled to foreclose on our assets securing that secured debt and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result, you may lose a portion or the entire value of your investment in the notes.

SFC is a holding company and is dependent on dividends and other distributions from its subsidiaries.

SFC is a holding company with no direct operations. Its principal assets are the equity interests that it holds in its operating subsidiaries. As a result, it is dependent on dividends and other distributions or loans or advances from those subsidiaries to generate the funds necessary to meet its financial obligations, including the payment of principal and interest on the notes offered hereby. SFC’s subsidiaries may not generate sufficient cash from operations to enable SFC to make principal and interest payments on its indebtedness, including the notes offered hereby. Furthermore, SFC’s insurance subsidiaries are subject to policy holder protection regulations that may limit their ability to pay dividends or make loans or advances to SFC. Moreover, payments to SFC by its subsidiaries will be contingent upon its subsidiaries’ earnings. SFC’s subsidiaries are permitted under the terms of SFC’s indebtedness, including the notes offered hereby, to incur additional indebtedness that may restrict payments from those subsidiaries to SFC. We cannot assure you that agreements governing current and future indebtedness of SFC’s subsidiaries will permit those subsidiaries to provide SFC with sufficient cash to fund its debt service payments.

SFC’s subsidiaries are legally distinct from it and have no obligation, contingent or otherwise, to pay amounts due on SFC’s debt or to make funds available to SFC for such payment.

The Apollo-Värde Group is our largest stockholder, and the Apollo-Värde Group may exercise significant influence over us, including through its ability to designate a majority of the members of our board of directors, and its interests may conflict with yours.

On June 25, 2018, the Apollo-Värde Group completed its purchase of 54,937,500 shares beneficially owned by SFH, representing approximately 40.5% of our outstanding common stock as of such date. As a result, the Apollo-Värde Group is our largest indirect stockholder and has significant influence on all matters requiring a stockholder vote, including the election of our directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; the amendment of our restated certificate of incorporation and our amended and restated bylaws; and our winding up and dissolution. This concentration of ownership may delay, deter or prevent acts that would be favored by our other stockholders or our noteholders, including delaying, deterring or preventing a change of control of us or a merger, takeover or other business combination that may be otherwise favorable to us or our other stockholders or our noteholders.

In connection with the closing of the Apollo-Värde Transaction, OMH entered into an amended and restated stockholders agreement (the “stockholders agreement”) with the Apollo-Värde Group, which provides the Apollo-Värde Group with the right to designate a majority of the members of our board of directors, plus one director, for so long as the Apollo-Värde Group and certain of its affiliates and permitted transferees continue to beneficially own, directly or indirectly, at least 33% of OMH’s issued and outstanding common stock. With such representation on our board of directors, the Apollo-Värde Group will be able to exercise significant influence over decisions affecting us, including our direction and policies, the appointment of management and any action requiring the vote of our board of directors, including significant corporate action such as mergers and sales of substantially all of our assets and decisions affecting our capital structure. The interests of the Apollo-Värde Group may not always coincide with our interests or the interests of our other stockholders or our noteholders. Apollo-Värde Group may seek to cause us to take courses of action that, in its judgment, could enhance its investment in us, but which might involve risks to our other stockholders or adversely affect us or our other stockholders or our noteholders.

In addition, the Apollo-Värde Group and its affiliates may conduct business with any business that is competitive or in the same line of business as us, do business with any of our clients, customers or vendors, make investments in the kind of property in which we may make investments or acquire the same or similar types of assets that we may seek to acquire. Affiliates of the Apollo-Värde Group are in the business of making or advising on investments in companies and may hold, and from time to time in the future may acquire, interests in or provide advice to businesses that directly or indirectly compete with certain portions of our business or are vendors or customers of ours. The Apollo-Värde Group may also pursue acquisitions that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. So long as the Apollo-Värde Group continues to beneficially own, indirectly or otherwise, a significant amount of our equity, although such amount is less than 50%, the Apollo-Värde Group will continue to be able to strongly influence or effectively control our decisions. As described above under “—Risks Related to the Notes—The limited covenants applicable to the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices for the notes,” we are not restricted under the indenture from entering into transactions with our affiliates. As such, the Apollo-Värde Group will generally not be prohibited under the indenture from entering into transactions with us that may not be favorable to us or the holders of the notes offered hereby.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established public market. The underwriters have advised us that they presently intend to make a market in the notes after completion of the offering, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes, and may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. If an active trading market for the notes does not develop, the market price and liquidity of such notes may be adversely affected. The liquidity of any trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. Historically, the market for non-investment grade debt, such as the notes, has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from its initial offering price depending upon prevailing interest rates, the market for similar notes, our performance or other factors.

USE OF PROCEEDS

SFC estimates that the net proceeds from the sale of the notes offered pursuant to this prospectus supplement will be approximately $693.5 million, after deducting the estimated fees and expenses of this offering. See “SFC Capitalization.”

SFC intends to use the net proceeds from this offering for general corporate purposes, which may include debt repurchases and repayments. Accordingly, SFC will have broad discretion over the use of proceeds from this offering.

OMH CAPITALIZATION

The following table sets forth OMH’s consolidated capitalization, as of June 30, 2018:

•	on an actual basis; and
•	on an as adjusted basis to give effect to (i) this offering and the expected use of net proceeds therefrom and (ii) the SFC Net Debt Increase.

This table contains unaudited information and should be read in conjunction with “Summary—Summary Consolidated Historical Financial Data of OMH and its Subsidiaries” and this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and OMH’s unaudited condensed consolidated financial statements and related notes in OMH’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, incorporated by reference herein.

	As of June 30, 2018
(dollars in millions)	Actual	As Adjusted*
Cash and cash equivalents	$556	$2,190
Long-term debt:
Securitization debt	$8,094	$8,724
Borrowings under revolving conduit facilities(a)	—	50
Existing senior notes	6,788	6,788
Notes offered hereby(b)	—	694
Junior subordinated debt (hybrid debt)	172	172
Total debt	15,054	16,427
Total shareholders’ equity	3,489	3,489
Total capitalization	$18,543	$19,916
*	Certain amounts presented are subject to rounding adjustments and, as a result, the totals may not sum.
(a)	As of June 30, 2018, OMH had $5.4 billion of undrawn committed capacity under its subsidiaries’ revolving conduit facilities.
(b)	Debt issuance costs of approximately $10 million related to the notes offered hereby are reported as a direct reduction from the gross notes offering proceeds.

SFC CAPITALIZATION

The following table sets forth SFC’s consolidated capitalization, as of June 30, 2018:

•	on an actual basis; and
•	on an as adjusted basis to give effect to (i) this offering and the expected use of net proceeds therefrom and (ii) the SFC Net Debt Increase.

This table contains unaudited information and should be read in conjunction with “Summary—Summary Consolidated Historical Financial Data of SFC and its Subsidiaries” and this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and SFC’s unaudited condensed consolidated financial statements and related notes in SFC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, incorporated by reference herein.

	As of June 30, 2018
(dollars in millions)	Actual	As Adjusted*
Cash and cash equivalents	$520	$2,154
Long-term debt:
Securitization debt	$8,094	$8,724
Borrowings under revolving conduit facilities(a)	—	50
Existing senior notes	6,788	6,788
Notes offered hereby(b)	—	694
Junior subordinated debt (hybrid debt)	172	172
Total debt	15,054	16,427
Total shareholder’s equity	3,620	3,620
Total capitalization	$18,674	$20,047
*	Certain amounts presented are subject to rounding adjustments and, as a result, the totals may not sum.
(a)	As of June 30, 2018, SFC had $5.4 billion of undrawn committed capacity under its subsidiaries’ revolving conduit facilities.
(b)	Debt issuance costs of approximately $10 million related to the notes offered hereby are reported as a direct reduction from the gross notes offering proceeds.

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

Set forth below is a description of the material other indebtedness of SFC and its subsidiaries (including OneMain), other than securitization debt. As of June 30, 2018, after giving effect to (i) this offering and (ii) the SFC Net Debt Increase, SFC’s subsidiaries (including OneMain) would have had $8.7 billion of securitization debt outstanding and $50 million of borrowings under revolving conduit facilities. For a description of SFC’s securitization debt, see Note 12 to OMH’s audited consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in OMH’s Annual Report on Form 10-K for the year ended December 31, 2017 and Note 9 to OMH’s unaudited condensed consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in OMH’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, each incorporated by reference herein.

6.00% Notes due 2020 Indenture

On May 29, 2013, SFC issued $300 million aggregate principal amount of 6.00% Senior Notes due 2020 (the “6.00% Notes”) under an indenture, dated as of May 29, 2013 (the “6.00% Notes Indenture”), between SFC and Wilmington Trust, National Association, as trustee. On December 30, 2013, OMH entered into a guaranty agreement whereby it agreed to fully and unconditionally guarantee the payment of principal of, premium (if any), and interest on the 6.00% Notes.

The 6.00% Notes mature on June 1, 2020 and bear interest at a rate of 6.00% per annum, payable semiannually in arrears on June 1 and December 1 of each year. The 6.00% Notes are unsecured and rank equally in right of payment with all of SFC’s other unsubordinated indebtedness.

The 6.00% Notes may be redeemed at any time and from time to time, at the option of SFC, in whole or in part at a “make-whole” redemption price specified in the 6.00% Notes Indenture. The 6.00% Notes do not have the benefit of any sinking fund.

The covenants and events of default in the 6.00% Notes Indenture are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”

7.75% Notes due 2021 Indenture

On September 24, 2013, SFC issued $650 million aggregate principal amount of 7.75% Senior Notes due 2021 (the “7.75% Notes”) under an indenture, dated as of September 24, 2013 (the “7.75% Notes Indenture”), between SFC and Wilmington Trust, National Association, as trustee. On December 30, 2013, OMH entered into a guaranty agreement whereby it agreed to fully and unconditionally guarantee the payment of principal of, premium (if any), and interest on the 7.75% Notes.

The 7.75% Notes mature on October 1, 2021 and bear interest at a rate of 7.75% per annum, payable semiannually in arrears on April 1 and October 1 of each year. The 7.75% Notes are unsecured and rank equally in right of payment with all of SFC’s other unsubordinated indebtedness.

The 7.75% Notes may be redeemed at any time and from time to time, at the option of SFC, in whole or in part at a “make-whole” redemption price specified in the 7.75% Notes Indenture. The 7.75% Notes do not have the benefit of any sinking fund.

The covenants and events of default in the 7.75% Notes Indenture are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”

8.25% Notes due 2023 Indenture

On September 24, 2013, SFC issued $300 million aggregate principal amount of 8.25% Senior Notes due 2023 (the “8.25% Notes”) under an indenture, dated as of September 24, 2013 (the “8.25% Notes Indenture”), between SFC and Wilmington Trust, National Association, as trustee. On December 30, 2013, OMH entered into a guaranty agreement whereby it agreed to fully and unconditionally guarantee the payment of principal of, premium (if any), and interest on the 8.25% Notes.

The 8.25% Notes mature on October 1, 2023 and bear interest at a rate of 8.25% per annum, payable semiannually in arrears on April 1 and October 1 of each year. The 8.25% Notes are unsecured and rank equally in right of payment with all of SFC’s other unsubordinated indebtedness.

The 8.25% Notes may be redeemed at any time and from time to time, at the option of SFC, in whole or in part at a “make-whole” redemption price specified in the 8.25% Notes Indenture. The 8.25% Notes do not have the benefit of any sinking fund.

The covenants and events of default in the 8.25% Notes Indenture are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”

5.25% Notes due 2019 Indenture

On December 3, 2014, SFC issued $700 million aggregate principal amount of 5.25% Senior Notes due 2019 (the “5.25% Notes”) under an indenture, dated as of December 3, 2014, among SFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a first supplemental indenture, dated as of December 3, 2014, among SFC, OMH and Wilmington Trust, National Association as trustee, pursuant to which OMH provided a guarantee on $700 million aggregate principal amount of the 5.25% Notes issued by SFC.

The 5.25% Notes mature on December 15, 2019 and bear interest at a rate of 5.25% per annum, payable semiannually in arrears on June 15 and December 15 of each year. The 5.25% Notes are unsecured and rank equally in right of payment with all of SFC’s other unsubordinated indebtedness.

The 5.25% Notes may be redeemed at any time and from time to time, at the option of SFC, in whole or in part at a “make-whole” redemption price specified in the indenture governing the 5.25% Notes. The 5.25% Notes do not have the benefit of any sinking fund.

The covenants and events of default in the indenture governing the 5.25% Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”

8.25% Notes due 2020 Indenture

On April 11, 2016, SFC issued $1 billion aggregate principal amount of 8.25% Senior Notes due 2020 (the “April 2016 Notes”) under an indenture, dated as of December 3, 2014, among SFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a second supplemental indenture, dated as of April 11, 2016, among SFC, OMH and Wilmington Trust, National Association as trustee, and OMH as guarantor.

The April 2016 Notes mature on December 15, 2020 and bear interest at a rate of 8.25% per annum, payable semiannually in arrears on June 15 and December 15 of each year. The April 2016 Notes are unsecured and rank equally in right of payment with all of SFC’s other unsubordinated indebtedness.

The April 2016 Notes may be redeemed at any time and from time to time, at the option of SFC, in whole or in part at a “make-whole” redemption price specified in the indenture governing the April 2016 Notes. The April 2016 Notes do not have the benefit of any sinking fund.

The covenants and events of default in the indenture governing the April 2016 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”

6.125% Notes due 2022 Indenture

On May 15, 2017 and May 30, 2017, SFC issued $1 billion aggregate principal amount of 6.125% Senior Notes due 2022 (the “May 2017 Notes”) under an indenture, dated as of December 3, 2014, among SFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a third supplemental indenture, dated as of May 15, 2017, among SFC, OMH and Wilmington Trust, National Association as trustee, and OMH as guarantor.

The May 2017 Notes mature on May 15, 2022 and bear interest at a rate of 6.125% per annum, payable semiannually in arrears on May 15 and November 15 of each year. The May 2017 Notes are unsecured and rank equally in right of payment with all of SFC’s other unsubordinated indebtedness.

The May 2017 Notes may be redeemed at any time and from time to time, at the option of SFC, in whole or in part at a “make-whole” redemption price specified in the indenture governing the May 2017 Notes. The May 2017 Notes do not have the benefit of any sinking fund.

The covenants and events of default in the indenture governing the May 2017 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”

5.625% Notes due 2023 Indenture

On December 8, 2017, SFC issued $875 million aggregate principal amount of 5.625% Senior Notes due 2023 (the “December 2017 Notes”) under an indenture, dated as of December 3, 2014, among SFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a fourth supplemental indenture, dated as of December 8, 2017, among SFC, OMH and Wilmington Trust, National Association as trustee, and OMH as guarantor.

The December 2017 Notes mature on March 15, 2023 and bear interest at a rate of 5.625% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The December 2017 Notes are unsecured and rank equally in right of payment with all of SFC’s other unsubordinated indebtedness.

The December 2017 Notes may be redeemed at any time and from time to time, at the option of SFC, in whole or in part at a “make-whole” redemption price specified in the indenture governing the December 2017 Notes. The December 2017 Notes do not have the benefit of any sinking fund.

The covenants and events of default in the indenture governing the December 2017 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”

6.875% Notes due 2025 Indenture

On March 12, 2018, SFC issued $1.25 billion aggregate principal amount of 6.875% Senior Notes due 2025 (the “March 2018 Notes”) under an indenture, dated as of December 3, 2014, among SFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a fifth supplemental indenture, dated as of March 12, 2018, among SFC, OMH and Wilmington Trust, National Association as trustee, and OMH as guarantor.

The March 2018 Notes mature on March 15, 2025 and bear interest at a rate of 6.875% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The March 2018 Notes are unsecured and rank equally in right of payment with all of SFC’s other unsubordinated indebtedness.

The March 2018 Notes may be redeemed at any time and from time to time, at the option of SFC, in whole or in part at a “make-whole” redemption price specified in the indenture governing the March 2018 Notes. The March 2018 Notes do not have the benefit of any sinking fund.

The covenants and events of default in the indenture governing the March 2018 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”

7.125% Notes due 2026 Indenture

On May 11, 2018, SFC issued the Existing 2026 Notes under the Existing 2026 Notes Indenture. The Existing 2026 Notes mature on March 15, 2026 and bear interest at a rate of 7.125% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The Existing 2026 Notes are unsecured and rank equally in right of payment with all of SFC’s other unsubordinated indebtedness.

The Existing 2026 Notes may be redeemed at any time and from time to time, at the option of SFC, in whole or in part at a “make-whole” redemption price specified in the indenture governing the Existing 2026 Notes. The Existing 2026 Notes do not have the benefit of any sinking fund.

The notes offered hereby will be issued under the Existing 2026 Notes Indenture and will have the same covenants and events of default. The notes offered hereby will be treated together with the Existing 2026 Notes as a single series of debt securities for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions. See “Description of the Notes.”

Junior Subordinated Indenture

As of June 30, 2018, SFC had $350 million aggregate principal amount of a 60-year junior subordinated debenture (the “debenture”) outstanding under an indenture dated January 22, 2007 (the “Junior Subordinated Indenture”), by and between SFC and Deutsche Bank Trust Company, as trustee. The debenture bears interest at a variable floating rate (determined quarterly) equal to 3-month LIBOR plus 1.75%, or 4.10% as of June 30, 2018. SFC can redeem the debentures at par beginning in January 2017. On December 30, 2013, OMH entered into a guaranty agreement whereby it agreed to fully and unconditionally guarantee, on a junior subordinated basis, the payment of principal of, premium (if any), and interest on the debenture.

The Junior Subordinated Indenture restricts SFC’s ability to sell or convey all or substantially all of its assets, unless the transferee assumes SFC’s obligations and covenants under the Junior Subordinated Indenture. The Junior Subordinated Indenture provides for customary events of default, including: payment defaults; bankruptcy and insolvency; and upon admission by SFC in writing of its inability to pay its debts generally as they become due or that it has taken corporate action with regard to the commencement of voluntary bankruptcy or insolvency proceedings. In the case of an event of default arising from certain events of bankruptcy or insolvency, the outstanding debenture will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debenture may declare the debenture to be due and payable immediately.

Pursuant to the terms of the debenture, SFC, upon the occurrence of a mandatory trigger event, is required to defer interest payments to the holders of the debenture (and not make dividend payments to SFI) unless SFC obtains non-debt capital funding in an amount equal to all accrued and unpaid interest on the debenture otherwise payable on the next interest payment date and pays such amount to the holders of the debenture. A mandatory trigger event occurs if SFC’s (i) tangible equity to tangible managed assets is less than 5.5% or (ii) average fixed charge ratio is not more than 1.10x for the trailing four quarters (where the fixed charge ratio equals earnings excluding income taxes, interest expense, extraordinary items, goodwill impairment, and any amounts related to discontinued operations, divided by the sum of interest expense and any preferred dividends).

Based upon SFC’s financial results for the three months ended June 30, 2018, a mandatory trigger event did not occur with respect to the interest payment due in July of 2018, as SFC was in compliance with both required ratios described above.

DESCRIPTION OF THE NOTES

General

On December 3, 2014, the Company entered into an indenture (the “base indenture”) referred to in the accompanying prospectus among SFC, OneMain Holdings, Inc. (formerly Springleaf Holdings, Inc.) (“OMH”) and Wilmington Trust, National Association, as trustee, as supplemented by a sixth supplemental indenture dated as of May 11, 2018 (the “Existing 2026 Notes Indenture” and, together with the base indenture, the “indenture”), pursuant to which the Company issued on the same date $900 million aggregate principal amount of 7.125% senior notes due 2026 (the “Existing 2026 Notes”). The aggregate principal amount of notes (including Additional Notes (as defined below)) that may be authenticated and delivered under the indenture is unlimited. The notes offered hereby and the Existing 2026 Notes will be treated as a single class for all purposes under the indenture and will have substantially identical terms, other than the issue date and the date from which interest will accrue. In this “Description of the Notes” section, except as otherwise indicated, all references to the “notes” shall refer collectively to the Existing 2026 Notes, the notes being offered hereby and any Additional Notes of the same series we may, from time to time, issue in the future. The following description of particular terms of the notes supplements the more general description of the debt securities contained in the accompanying prospectus. If there are any inconsistencies between the information in this section and the information in the accompanying prospectus, the information in this section controls. You should read this section together with the section entitled “Description of Debt Securities” in the accompanying prospectus.

Together with the “Description of Debt Securities” in the accompanying prospectus, the following description provides a summary of the material provisions of the notes and the indenture, as supplemented by Existing 2026 Notes Indenture, and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, as supplemented by the Existing 2026 Notes Indenture, including the definitions of certain terms used therein. You may request a copy of the indenture and the Existing 2026 Notes Indenture from us as set forth in “Where You Can Find More Information.” We urge you to read the indenture, as supplemented by the Existing 2026 Notes Indenture (including the form of note contained therein), because it, and not this description, defines your rights as a holder of the notes.

In this section, references to the “Company,” “SFC,” “we,” “us,” and “our” include only Springleaf Finance Corporation, and not its Subsidiaries, and references to “OMH” include only OneMain Holdings, Inc., and not its subsidiaries, and references to the “indenture” refer to the base indenture together with the Existing 2026 Notes Indenture.

We have summarized selected terms and provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The following summary of the material provisions of the indenture and the notes is not complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture. If you would like more information on any of these provisions, you should read the relevant sections of the indenture.

The notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount. The notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry Settlement and Clearance.”

Principal Amount; Maturity and Interest

The Company issued the Existing 2026 Notes in an aggregate principal amount of $900 million on May 11, 2018, and the notes offered hereby will be issued in an aggregate principal amount of $700 million. Additional notes (“Additional Notes”), including the notes offered hereby, may be issued from time to time. The notes and any Additional Notes subsequently issued will be treated as a single class for all purposes and will vote on all matters as one class under the indenture, in each case including, without limitation, waivers, amendments and redemptions. The notes and any Additional Notes will be substantially identical other than the issuance dates and the dates from which interest will accrue.

Unless the context otherwise requires, for all purposes of the indenture and this “Description of the Notes,” references to notes include any Additional Notes actually issued. Because any Additional Notes may not be fungible with the notes for federal income tax purposes, Additional Notes may have a different CUSIP number or numbers than other notes and may be represented by a different global note or global notes. The notes offered hereby will have the same CUSIP number as the Existing 2026 Notes and will trade interchangeably and be fungible for federal income tax purposes with the Existing 2026 Notes. The notes will mature on March 15, 2026.

The notes will be denominated in U.S. dollars and all payments of principal, premium (if any) and interest thereon will be paid in U.S. dollars.

The notes will bear interest at a rate of 7.125% per year and interest with respect to the notes will be payable semi-annually, in cash in arrears, on March 15 and September 15 of each year, beginning on September 15, 2018, to the persons in whose names the notes are registered at the close of business on the March 1 and the September 1 immediately preceding such interest payment date. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the notes will accrue from and including the date the notes are issued (the “issue date”) or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date. Pre-issuance accrued interest of the notes offered hereby from May 11, 2018 to the issue date must be paid by the purchasers of the notes offered hereby. On September 15, 2018, we will pay this pre-issuance accrued interest to the holders of the notes offered hereby as of the close of business on September 1, 2018 (the applicable record date), together with interest accrued on the notes offered hereby from the issue date to the interest payment date.

If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the Company, the Company will make all principal, premium, if any, and interest payments on such holder’s notes in accordance with those instructions. All other payments on these notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the indenture.

The registered holder of a note will be treated as the owner of it for all purposes.

Parent Guaranty

OMH will fully and unconditionally guarantee the payment of principal of, premium (if any), and interest on the notes on a senior unsecured basis (the “Parent Guaranty”).

The Parent Guaranty will be a continuing guaranty with respect to the notes and shall:

•	remain in full force and effect until payment in full of all the guaranteed obligations;
•	subject to the next succeeding paragraph, be binding upon OMH and its successors; and
•	inure to the benefit of and be enforceable by the Trustee, the holders of the notes and their successors, transferees and assigns.

The Parent Guaranty will be automatically released upon any of:

•	the Company ceasing to be a wholly owned subsidiary of OMH;
•	the Company’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a wholly owned subsidiary of OMH in accordance with Article V of the Indenture and such transferee entity assumes the Company’s obligations under the Indenture; or
•	the Company exercising its Legal Defeasance option or Covenant Defeasance options described below.

Ranking

The notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s other existing and future unsubordinated indebtedness from time to time outstanding.

The notes will be effectively subordinated to all of the Company’s secured obligations to the extent of the value of the assets securing such obligations and structurally subordinated to any existing and future obligations of the Company’s subsidiaries with respect to claims against the assets of such subsidiaries. As of June 30, 2018, SFC had no secured indebtedness outstanding. As of June 30, 2018, after giving effect to (i) this offering and the expected use of net proceeds therefrom and (ii) the SFC Net Debt Increase, SFC’s subsidiaries (including OneMain) would have had approximately $8.8 billion of indebtedness (including securitizations and borrowings under revolving conduit facilities) to which the notes would have been structurally subordinated, OMH and its subsidiaries would have had $16.4 billion of indebtedness outstanding, and the aggregate amount of SFC’s unsubordinated indebtedness outstanding with which the notes being offered hereby would have ranked equally would have been approximately $6.8 billion.

The Parent Guaranty will be OMH’s senior unsecured obligation and will rank equally in right of payment with all of OMH’s other existing and future unsubordinated indebtedness from time to time outstanding. The Parent Guaranty will be effectively subordinated to all of OMH’s secured obligations to the extent of the value of the assets securing such obligations and structurally subordinated to any existing and future obligations of OMH’s subsidiaries (other than the Company) with respect to claims against the assets of such subsidiaries. As of June 30, 2018, after giving effect to (i) this offering and the expected use of net proceeds therefrom and (ii) the SFC Net Debt Increase, OMH’s subsidiaries (other than the Company) would have had approximately $8.8 billion of indebtedness (including securitizations and borrowings under revolving conduit facilities, but excluding payables and other obligations to OMH) to which the notes would have been structurally subordinated, and the aggregate amount of unsubordinated indebtedness outstanding with which the Parent Guaranty of the notes being offered hereby would have ranked equally would have been approximately $6.8 billion.

Optional Redemption

Other than as set forth in the next succeeding paragraph, the notes are not subject to redemption prior to maturity, and there is no sinking fund for the notes.

At any time and from time to time prior to the Stated Maturity of the notes, the Company may redeem, at its option, all or part of the notes upon not less than 30 nor more than 60 days’ prior notice

(with a copy to the Trustee) at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

SEC Reports and Reports to Holders

The Company, pursuant to Section 314(a) of the TIA, will be required to file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The Company, pursuant to Section 314(a) of the TIA, will also be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in the indenture as may be required from time to time by such rules and regulations. In addition, the Company, pursuant to Section 314(a) of the TIA, will be required to transmit to the holders of the notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the Company pursuant to the two immediately preceding sentences as may be required by rules and regulations prescribed from time to time by the SEC.

The Company has also agreed to notify the Trustee when and as the notes become admitted to trading on any national securities exchange.

Limitations on Liens

(a)	The Company shall not at any time, directly or indirectly, create, assume or suffer to exist, and shall not cause, suffer or permit any Subsidiary to create, assume or suffer to exist, any Mortgage of or upon any of its or their properties or assets, real or personal, whether owned at the issue date or thereafter acquired, or of or upon any income or profit therefrom, without making effective provision, and the Company covenants that in any such case it will make or cause to be made effective provision, whereby the notes shall be secured by such Mortgage equally and ratably with or prior to any and all other obligations and indebtedness to be secured thereby, so long as any such other obligations and indebtedness shall be so secured.
(b)	Nothing in this covenant shall be construed to prevent the Company or any Subsidiary from creating, assuming or suffering to exist, and the Company or any Subsidiary is hereby expressly permitted to create, assume or suffer to exist, without securing the notes as hereinabove provided, any Mortgage of the following character:
(i)	any Mortgage on any properties or assets of the Company or any Subsidiary existing on the issue date;
(ii)	any Mortgage on any properties or assets of the Company or any Subsidiary, in addition to those otherwise permitted by this subsection (b) of this covenant, securing Indebtedness of the Company or any Subsidiary and refundings or extensions of any such Mortgage and the Indebtedness secured thereby for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same; provided that at the time such Indebtedness was initially incurred, the aggregate amount of secured Indebtedness permitted by this paragraph (ii), after giving effect to such incurrence, does not exceed 10% of Consolidated Net Tangible Assets;

(iii)	any Mortgage on any property or assets of any Subsidiary to secure Indebtedness owing by it to the Company or to a Wholly owned Subsidiary;
(iv)	any Mortgage on any property or assets of any Subsidiary to secure, in the ordinary course of business, its Indebtedness, if as a matter of practice, prior to the time it became a Subsidiary, it had borrowed on the basis of secured loans or had customarily deposited collateral to secure any or all of its obligations;
(v)	any purchase money Mortgage on property, real or personal, acquired or constructed by the Company or any Subsidiary after the issue date, to secure the purchase price of such property (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction of any such property to be subject to such Mortgage), or Mortgages existing on any such property at the time of acquisition, whether or not assumed, or any Mortgage existing on any property of any corporation at the time it becomes a Subsidiary, or any Mortgage with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the Indebtedness secured by all such Mortgages on a particular parcel of property shall not exceed 75% of the cost of such property, including the improvements thereon, to the Company or any such Subsidiary, and provided, further, that any such Mortgage does not spread to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed other than additions to such property;
(vi)	refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of any Mortgage permitted by this subsection (b) of this covenant (other than pursuant to paragraph (ii) hereof) for amounts not exceeding (A) the principal amount of the Indebtedness so refinanced, refunded, extended, renewed or replaced at the time of the refunding or extension thereof and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and covering only the same property theretofore securing the same;
(vii)	deposits, liens or pledges to enable the Company or any Subsidiary to exercise any privilege or license, or to secure payments of workmen’s compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the Company or any Subsidiary is a party, or to secure public or statutory obligations of the Company or any Subsidiary, or to secure surety, stay or appeal bonds to which the Company or any Subsidiary is a party; or other similar deposits, liens or pledges made in the ordinary course of business;
(viii)	mechanics’, workmen’s, repairmen’s, materialmen’s, or carriers’ liens; or other similar liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;
(ix)	liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Subsidiary is a party;
(x)	liens for taxes not yet subject to penalties for non-payment or contested, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company or of the Subsidiary owning the same;
(xi)	other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property and assets or materially impair the use thereof in the operation of its business; and

(xii)	any Mortgage created by the Company or any Subsidiary in connection with a transaction intended by the Company or such Subsidiary to be one or more sales of properties or assets of the Company or such Subsidiary; provided that such Mortgage shall only apply to the properties or assets involved in such sale or sales, the income from such properties or assets and/or the proceeds of such properties or assets.
(c)	If at any time the Company or any Subsidiary shall create or assume any Mortgage not permitted by subsection (b) of this covenant, to which the covenant in subsection (a) of this covenant is applicable, the Company shall promptly deliver to the Trustee (i) an officers’ certificate stating that the covenant of the Company contained in subsection (a) of this covenant has been complied with and (ii) an Opinion of Counsel to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.
(d)	In the event that the Company shall hereafter secure the notes equally and ratably with (or prior to) any other obligation or indebtedness pursuant to the provisions of this covenant, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as the Company may deem advisable to enable the Trustee to enforce effectively the rights of the holders of the notes so secured equally and ratably with (or prior to) such other obligation or indebtedness.

Events of Default, Notice and Waiver

If an Event of Default with respect to the notes occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare, by notice as provided in the indenture, the principal amount of all the notes due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration will occur automatically. If all Events of Default with respect to the notes have been cured or waived, and all amounts due otherwise than because of the acceleration have been paid or deposited with the Trustee, the holders of a majority in aggregate principal amount of the outstanding notes may rescind the acceleration and its consequences.

The holders of a majority in aggregate principal amount of the notes may waive any past Default with respect to such notes, and any Event of Default arising from a past default, except in the case of (i) a Default in the payment of the principal of, or any premium or interest on, any note; or (ii) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding note.

“Event of Default” means the occurrence and continuance of any of the following events with respect to the notes:

(1)	default in the payment of any interest payable in respect of any note, when such interest becomes due and payable, and continuance of such default for a period of 30 days;
(2)	default in the payment of the principal of and any premium on any note when it becomes due and payable at its Maturity;
(3)	default in the performance, or breach, of any covenant or warranty of the Company in the indenture or the notes, and continuance of such default or breach for a period of 90 days;

(4)	an event of default, as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed of the Company, whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in a principal amount in excess of $25 million of Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days; and
(5)	certain events in bankruptcy, insolvency or reorganization of the Company.

A Default under clause (3) or (4) is not an Event of Default until the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes notify the Company in writing of the Default, and the Company does not cure the Default within the time specified in such clause after receipt of such notice.

When a Default under clause (3) or (4) is cured or remedied within the specified period, it ceases to exist.

If an Event of Default (other than an Event of Default with respect to the Company specified in clause (5) above) occurs and is continuing, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding notes, by written notice to the Company and the Trustee, may declare all unpaid principal of and accrued interest on the notes then outstanding to be due and payable (the “Default Amount”). Upon a declaration of acceleration, such amount shall be due and payable immediately.

If an Event of Default with respect to the Company specified in clause (5) above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

Under certain circumstances, the holders of a majority in aggregate principal amount of the notes then outstanding may rescind an acceleration with respect to such notes and its consequences.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest (if any) when due, no holder may pursue any remedy with respect to the indenture or the notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding notes requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.

The indenture will provide that, if a Default occurs and is continuing and is known to the Trustee, the Trustee must deliver to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 10 days after the occurrence thereof, written notice of any event which would constitute a Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder, member or limited partner of the Company or its parent companies shall have any liability for any obligations of the Company under the notes or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

Merger and Consolidation

The Company may consolidate with, merge with or into, or sell or convey all or substantially all of our assets to any other corporation or entity if:

(a)	(i) in the case of a merger, the Company is the surviving entity in such merger, or (ii) in the case of a merger in which the Company is not the surviving entity or in the case of a consolidation or a sale or conveyance of assets, the entity into which the Company is merged or the entity which is formed by such consolidation or which acquires by sale or conveyance all or substantially all of the assets of the Company shall be a corporation, association, company or business trust organized and existing under the laws of the United States of America or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any premium and interest on all the notes, according to their tenor, and the due and punctual performance and observance of all of the covenants of the indenture and the notes to be performed or observed by the Company by a supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such entity; and
(b)	the Company or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance or observance of any such covenant and shall not immediately thereafter have outstanding (or otherwise be liable for) any indebtedness secured by a Mortgage not expressly permitted by the provisions of the indenture or shall have secured the notes hereunder equally and ratably with (or prior to) any Indebtedness secured by any Mortgage not so permitted.

Modification and Waiver

The indenture may be modified or amended in respect of the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. However, unless each holder to be affected by the proposed change consents, no modification or amendment may:

(a)	change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any note;
(b)	reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any note;
(c)	change the places or currency of payment of the principal of, or any premium or interest on, any note;
(d)	impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any note on or after the date the payment is due;
(e)	reduce the percentage in aggregate principal amount of outstanding notes necessary to:
(i)	modify or amend the indenture,
(ii)	waive any past default or compliance with certain restrictive provisions, or
(iii)	constitute a quorum or take action at a meeting; or
(f)	otherwise modify the provisions of the indenture concerning modification or amendment or concerning waiver of compliance with certain provisions of, or certain defaults and their consequences under, the indenture, except to:
(i)	increase the percentage of outstanding notes necessary to modify or amend the indenture or to give the waiver, or

(ii)	provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by the modification or waiver.

The holders of a majority in aggregate principal amount of the outstanding notes may waive our obligation to comply with certain restrictive provisions applicable to such notes.

The indenture may be modified or amended without the consent of any holder of outstanding notes for any of the following purposes:

(a)	to evidence that another entity is our successor and has assumed our obligations with respect to the notes;
(b)	to add to our covenants or to add guarantees of any Person for the benefit of the holders of the notes or to surrender any of our rights or powers under the indenture;
(c)	to add any Events of Default;
(d)	to change or eliminate any restrictions on the payment of the principal of, or any premium or interest on, any notes, to modify the provisions relating to global notes, or to permit the issuance of notes in uncertificated form, so long as in any such case the interests of the holders of notes are not adversely affected in any material respect;
(e)	to secure the notes;
(f)	to provide for the appointment of a successor Trustee with respect to the notes;
(g)	to provide for the discharge of the indenture with respect to the notes by the deposit in trust of money and/or Government Obligations in accordance with the provisions described under “—Satisfaction and Discharge”;
(h)	to make certain changes to the indenture to provide for the issuance of Additional Notes;
(i)	to cure any ambiguity, defect or inconsistency in the indenture or to make any other provisions with respect to matters or questions arising under the indenture, so long as the action does not adversely affect the interests of the holders of the notes in any material respect; or
(j)	to conform the text of the indenture or the notes to any provision of this “Description of the Notes.”

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (other than the Company’s obligations to register the transfer or exchange of notes; to replace stolen, lost or mutilated notes; to maintain paying agencies; and to hold money for payment in trust), when:

(a)	either
(i)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
(ii)	all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)	the Company has paid or caused to be paid all sums payable by it under the indenture in respect of the notes; and
(c)	in the event of a deposit as provided in clause (a)(i) above, the Company has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance of Certain Covenants

The Company at any time may terminate all its obligations under the notes and the indenture with respect to the notes except for certain obligations, including those respecting the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. This is known as “Legal Defeasance.” The Company at any time may terminate its obligations under the covenants described under “—Limitations on Liens” above and the operation of clause (3) or (4) described under “—Events of Default, Notice and Waiver” above. This is known as “Covenant Defeasance.”

The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the Company exercises its Legal Defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3) or (4) described under “—Events of Default, Notice and Waiver” above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “Defeasance Trust”) with the Trustee money, Government Obligations or a combination thereof, for the payment of principal and interest (if any) on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including (unless the notes will mature or be redeemed within 30 days) delivering to the Trustee an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and, in the case of Legal Defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

The Trustee under the Indenture

We and certain of our affiliates maintain banking relations with Wilmington Trust, National Association and its affiliates.

Unless we are in default, the Trustee is required to perform only those duties specifically set out in the indenture. After an Event of Default, the Trustee is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the holder offers the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred in connection with the Trustee’s exercise of these rights or powers. The Trustee is not required to spend or risk its own funds or otherwise incur financial liability in performing its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The indenture contains other provisions limiting the responsibilities and liabilities of the Trustee.

Governing Law

The indenture and the notes will be governed by and will be construed in accordance with the laws of the State of New York.

Certain Definitions

“Applicable Premium” means, with respect to any note on any date of redemption, as determined by the Company, the excess, if any, of:

(a)	the sum of the present values of the remaining scheduled payments of principal and interest on the note (excluding accrued but unpaid interest to the date of redemption), discounted to the date of redemption on a semi-annual basis using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points; over
(b)	the principal amount of the note.

The Company shall calculate the Applicable Premium and the Trustee shall have no responsibility to verify such amount.

“Consolidated Net Tangible Assets” means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the Company and its Subsidiaries, after deducting therefrom (i) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder’s equity and reserves for deferred income taxes and (ii) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Government Obligations,” with respect to any note, means (i) direct obligations of the United States of America where the timely payment or payments thereunder are supported by the full faith and credit of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Indebtedness” means all obligations which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities, including, without limitation by the enumeration thereof, obligations arising through direct or indirect guarantees (including agreements, contingent or otherwise, to purchase Indebtedness or to purchase property or services for the primary purpose of enabling the payment of Indebtedness or assuring the owner of Indebtedness against loss) or through agreements, contingent or otherwise, to supply or advance funds for the payment or purchase of Indebtedness of others; provided, however, that in determining Indebtedness of any Person, there shall not be included rental obligations under any lease of such Person, whether or not such rental obligations would, under generally accepted accounting principles, be required to be shown on the balance sheet of such Person as a liability item.

“Maturity,” when used with respect to any note, means the date on which the principal of such note becomes due and payable as provided in the notes and the indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise, and includes any redemption date.

“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Stated Maturity,” when used with respect to any note or any installment of principal thereof or any premium or interest thereon, means the fixed date on which the principal of such note or such installment of principal or premium or interest is due and payable.

“Subsidiary” means any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the total voting power of shares of stock or other equity interests having general voting power under ordinary circumstances (without regard to the occurrence of any contingency) and entitled to vote in the election of directors, managers or trustees of such corporation.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Stated Maturity of the notes; provided, however, that if the period from the redemption date to the Stated Maturity of such notes is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Wholly owned,” when used with reference to a Subsidiary, means a Subsidiary of which all of the outstanding capital stock (except directors’ qualifying shares) is owned by the Company and/or one or more wholly owned Subsidiaries.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

Except as set forth below, notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee, as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Certificated Securities.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

Global Notes

SFC expects that, pursuant to the Applicable Procedures (as defined below) established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). As used herein, “Applicable Procedures” means, with respect to any transfer, exchange or other activity of DTC, Euroclear and Clearstream on behalf of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer, exchange or other activity. Such accounts initially will be designated by or on behalf of the underwriters and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with the Applicable Procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither SFC, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

SFC expects that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. SFC also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers, registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell notes to persons in states that require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Notes, in accordance with the Applicable Procedures and with the procedures set forth in the indenture.

DTC has advised SFC that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC has advised SFC that it will exchange the applicable Global Notes for Certificated Securities, which it will distribute to its participants.

DTC has advised SFC as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither SFC nor the Trustee or any of its agents will have any responsibility for the performance by DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Clearstream. Clearstream Banking S.A. (“Clearstream”) is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to beneficial interests in Global Notes held through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear. The Euroclear System (“Euroclear”) was created to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants.

Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Although Clearstream and Euroclear have agreed to the procedures described below in order to facilitate transfers of interests in the Global Notes, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time. Neither we nor the trustee or its agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When beneficial interests in Global Notes are to be transferred from the account of a DTC participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive beneficial interests in Global Notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for beneficial interests in Global Notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending beneficial interests in Global Notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer beneficial interests in Global Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a Clearstream or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these beneficial interests in Global Notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving beneficial interests in Global Notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Certificated Securities

A Global Note is exchangeable for Certificated Securities in fully registered form without interest coupons only in the following limited circumstances:

•	DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary within 90 days of such notice, or
•	there shall have occurred and be continuing an Event of Default with respect to the notes.

Certificated Securities may not be exchanged for beneficial interests in any Global Notes unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of notes to beneficial owners that acquire the notes for cash pursuant to this offering at the price shown on the cover of this prospectus supplement. The summary is based on the Code, U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as broker-dealers, insurance companies, U.S. expatriates, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting, persons subject to alternative minimum tax, persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451(b) of the Code, persons that are, or hold their notes through, partnerships or other pass-through entities, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, U.S. holders that hold notes through non-U.S. brokers or other non-U.S. intermediaries, or persons that hold notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes), all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any foreign, state or local tax consequences or any U.S. federal tax consequences other than U.S. federal income tax consequences. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment) and does not apply to banks and other financial institutions. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

Potential investors should consult their tax advisors as to the particular U.S. federal income tax consequences to them of acquiring, owning and disposing of the notes, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes is, or is treated as, an individual who is a citizen or resident of the United States, a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable United States Treasury Regulations to be treated as a U.S. person.

A “non-U.S. holder” means any beneficial owner of a note (as determined for U.S. federal income tax purposes), that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a U.S. holder.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Tax Consequences to U.S. Holders

Qualified Reopening. The notes will be treated as issued in a “qualified reopening” (within the meaning of the U.S. Treasury Regulations) of the Existing 2026 Notes that were issued May 11, 2018. For U.S. federal income tax purposes, debt instruments issued in a “qualified reopening” are deemed to be part of the same issue as the original debt instruments. Accordingly, the notes offered hereby will have the same issue date, the same issue price, and the same adjusted issue price as the Existing 2026 Notes.

Interest on the Notes. Except as described below with respect to pre-issuance accrued interest, interest on the notes will be taxable to a U.S. holder as ordinary interest income at the time such holder receives or accrues such amounts, in accordance with its regular method of accounting for U.S. federal income tax purposes.

A portion of the price paid for the notes will be attributable to interest that accrued prior to the date such notes are purchased (“pre-issuance accrued interest”). To the extent that a portion of the purchase price for the notes is attributable to pre-issuance accrued interest, a portion of the first interest payment equal to the amount of such pre-issuance accrued interest may be treated as a nontaxable return of such pre-issuance accrued interest to the beneficial owner, rather than as a payment of interest on the note. In such case, the amount treated as a return of pre-issuance accrued interest will reduce a beneficial owner’s adjusted tax basis in the notes by a corresponding amount.

Amortizable Bond Premium. If a note is acquired for an amount (excluding amounts paid for pre-issuance accrued interest, discussed above) in excess of the stated principal amount of the note, the note will be treated as acquired with amortizable bond premium. Any such premium may be amortized as an offset to interest income on the notes (rather than as a separate deduction) using a constant yield method over the remaining term of the notes. Because the notes may be redeemed by us prior to maturity at a premium, special rules apply that may reduce, eliminate or defer the amount of premium that you may amortize with respect to the notes. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the notes by the amount of bond premium amortized in any year. In the event an election is not made to amortize such premium, then that premium will remain part of the U.S. holder’s basis in the note and will decrease the gain or increase the loss otherwise recognized on a disposition of the note. The election as to whether to amortize premium applies to all taxable debt instruments with premium that are owned or subsequently acquired by the U.S. holder, and may not be revoked without the consent of the IRS.

Disposition. Subject to the discussion below regarding amounts attributable to accrued but unpaid interest, upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize taxable capital gain or loss equal to the difference, if any, between the amount realized and the holder’s adjusted tax basis in the note at the time of such disposition. A U.S. holder’s adjusted tax basis in a note will generally equal the amount such U.S. holder paid for the note, reduced by any amount received as a return of pre-issuance accrued interest (as described above under "—Interest on the Notes”), and reduced by any amortized bond premium previously amortized by such U.S. holder with respect to the note (as discussed above under “—Amortizable Bond Premium”), as applicable. Any such gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period with respect to the note is more than one year. To the extent that amounts received are attributable to accrued but unpaid interest, such interest will not be taken into account in determining gain or loss, but will instead be taxable as ordinary interest income to the extent not previously included in income. The deductibility of capital losses is subject to limitations.

Tax Consequences to Non-U.S. Holders

Interest on the Notes. Subject to the discussion below under the heading “Certain Withholding Rules,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on interest paid or accrued on a note if: (1) the interest is not effectively connected with a U.S. trade or business; and (2) the non-U.S. holder satisfies the following requirements:

(1)	the non-U.S. holder does not actually or constructively own 10% or more of our voting stock;
(2)	the non-U.S. holder is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and
(3)	the non-U.S. holder certifies to its non-U.S. status on IRS Form W-8BEN or W-8BEN-E (or other applicable form).

Alternatively, a non-U.S. holder that cannot satisfy the above requirements generally will be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes (generally, by providing an IRS Form W-8ECI) that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required under an applicable income tax treaty, is attributable to a U.S. permanent establishment). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required under an applicable income tax treaty, is attributable to a U.S. permanent establishment), the non-U.S. holder will be subject to U.S. federal income tax on a net basis in generally the same manner as a U.S. holder and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate) on its effectively connected earnings and profits (subject to adjustments).

If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (or, if required under an applicable income tax treaty, is attributable to a U.S. permanent establishment), the non-U.S. holder generally will be subject to U.S. withholding tax on payments of interest, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN or W-8BEN-E, as applicable).

Disposition. Subject to the discussion below under the heading “Certain Withholding Rules,” a non-U.S. holder generally will not be subject to U.S. federal income taxation with respect to any gain recognized on a sale, exchange, redemption, retirement or other disposition of a note, unless:

(1)	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required under an applicable income tax treaty, the gain is attributable to a U.S. permanent establishment); or
(2)	in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is recognized and certain other conditions are met.

If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax on a net basis in generally the same manner as a U.S. holder and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate) on its effectively connected earnings and profits (subject to adjustments). If the second exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains recognized in such taxable year allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed certain capital losses allocable to U.S. sources.

Certain Withholding Rules

Withholding at a rate of 30% generally will be required on interest payments in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition (including a redemption or retirement) of, notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest payments in respect of, and, after December 31, 2018, gross proceeds from a sale or other disposition (including a redemption or retirement) of, notes held by or through an entity that is a non-financial foreign entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Internal Revenue Service. An intergovernmental agreement between the United States and an applicable foreign country may modify the foregoing requirements. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

UNDERWRITING

Goldman Sachs & Co. LLC and Citigroup Global Markets Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Goldman Sachs & Co. LLC	$136,500,000
Citigroup Global Markets Inc.	136,500,000
RBC Capital Markets, LLC	126,000,000
Barclays Capital Inc.	105,000,000
SG Americas Securities, LLC	49,000,000
Credit Suisse Securities (USA) LLC	35,000,000
Morgan Stanley & Co. LLC	35,000,000
Deutsche Bank Securities Inc	35,000,000
R. Seelaus & Co., Inc.	14,000,000
JMP Securities LLC	14,000,000
Academy Securities, Inc.	14,000,000
Total	$700,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $1.2 million and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

SFC has agreed that it will not, for a period of 30 days after the date of this offering memorandum, without first obtaining the prior written consent of Goldman Sachs & Co. LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of any unsecured debt securities that are substantially similar to the notes, except for the notes sold to the underwriters pursuant to the underwriting agreement and except for exchanges or other similar transactions.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. or their respective affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Some of the underwriters and their affiliates have entered into, and may in the future enter into, financing arrangements in which they serve as lender to the Company or certain of the Company’s affiliates. Affiliates of the underwriters may provide advisory services to us or the sellers in connection with, and may provide financing for, the potential acquisitions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”) will only be made to a legal entity which is a qualified investor under the Prospectus Directive (“Qualified Investors”). Accordingly, any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither SFC nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

PRIIPs Regulation / Prospectus Directive / Prohibition of sales to EEA retail investors – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: (a) a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (the Insurance Mediation Directive), as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to SFC or OMH.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, notes, debentures and units of notes and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The notes have not been, and will not be, registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law), and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

Sidley Austin LLP, Chicago, Illinois is representing us in connection with this offering. In addition, certain legal matters will be passed upon for SFC by Jack R. Erkilla, Esq., Senior Vice President, Deputy General Counsel and Secretary of SFC. The underwriters have been represented by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The OMH financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to OMH’s Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The SFC financial statements incorporated in this prospectus supplement by reference to Exhibit 99.1 to SFC’s Current Report on Form 8-K/A filed with the SEC on August 3, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The OMFH financial statements for the period from January 1, 2015 through October 31, 2015, incorporated in this prospectus supplement by reference to Exhibit 99.2 to SFC’s Current Report on Form 8-K/A filed with the SEC on August 3, 2018, have been incorporated in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials that we have filed with the SEC at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, information statements and other information regarding us. The SEC’s website address is www.sec.gov.

INCORPORATION BY REFERENCE

This prospectus supplement “incorporates by reference” information that OMH and SFC have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus supplement, the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed modified or superseded for the purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date we subsequently file such reports and documents until the termination of this offering, except that any interactive data in eXtensible Business Reporting Language shall not be deemed incorporated by reference herein and that any such reports or portions thereof which are furnished under Item 2.02 or Item 7.01 of any Current Reports on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:

•	Annual Report of OMH on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 21, 2018;

•	Quarterly Reports of OMH on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018, and for the quarter ended June 30, 2018, filed with the SEC on August 3, 2018;
•	Annual Report of SFC on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 21, 2018, as modified (with respect to Items 6, 7, 7A, 8, 9A and 15 of such Annual Report on Form 10-K) by Exhibit 99.1 to the Current Report of SFC on Form 8-K/A filed with the SEC on August 3, 2018;
•	Quarterly Reports of SFC on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 3, 2018, and for the quarter ended June 30, 2018, filed with the SEC on August 3, 2018;
•	Current Reports of OMH on Form 8-K filed with the SEC on January 4, 2018, February 13, 2018, February 26, 2018, March 12, 2018, April 26, 2018, May 11, 2018, May 23, 2018, June 25, 2018 and July 13, 2018;
•	Current Reports of SFC on Form 8-K filed with the SEC on March 12, 2018, May 11, 2018, June 22, 2018 and Current Report of SFC on Form 8-K/A filed on August 3, 2018; and
•	Those portions of the Definitive Proxy Statement of OMH on Schedule 14A filed with the SEC on March 29, 2018, incorporated by reference in the Annual Report of OMH on Form 10-K for the year ended December 31, 2017.

We will provide to each person, including any beneficial owner to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Springleaf Finance Corporation
601 N.W. Second Street
Evansville, IN 47708
Attn: Legal Department
Telephone: (812) 424-8031

PROSPECTUS

ONEMAIN HOLDINGS, INC.

COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
(and guarantees thereof)
WARRANTS
STOCK PURCHASE CONTRACTS
AND
STOCK PURCHASE UNITS

SPRINGLEAF FINANCE CORPORATION

DEBT SECURITIES
(and guarantees thereof)

OneMain Holdings, Inc. (“OMH”) may offer, issue and sell from time to time, together or separately:

•	shares of its common stock;
•	shares of its preferred stock, which it may issue in one or more series;
•	depositary shares representing shares of its preferred stock;
•	debt securities, which may be senior, subordinated or junior subordinated debt securities;
•	warrants to purchase debt or equity securities;
•	stock purchase contracts to purchase shares of its common stock; and
•	stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase its common stock or other securities under the stock purchase contracts.

Springleaf Finance Corporation (“SFC”) may guarantee the principal of, and premium (if any) and interest on, any such debt securities. SFC may, from time to time, offer and sell debt securities, which may be senior, subordinated or junior subordinated debt securities, and OMH may guarantee the principal of, and premium (if any) and interest on, such debt securities. In this prospectus, we refer to the debt securities and the guarantees thereof, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units of OMH and the debt securities of SFC and the guarantees thereof registered hereunder collectively as the “securities.”

We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling stockholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling stockholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “OMF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 7, 2017.

Unless otherwise stated or the context otherwise requires, references in this prospectus to (i) “OMH” refer to OneMain Holdings Inc. and references to “OneMain,” “the Company,” “we,” “our,” and “us” refer to OneMain Holdings, Inc. collectively with its subsidiaries, whether directly or indirectly owned, including SFC and (ii) “SFC” refer to Springleaf Finance Corporation, and unless the context otherwise requires, its consolidated subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “Commission” or “SEC”) using a “shelf” registration process. Under this shelf process, we or the selling stockholders may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling stockholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.

You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summary descriptions of the securities that we or selling stockholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

OMH files annual, quarterly and current reports and proxy statements and other information with the Commission and SFC currently files annual, quarterly and current reports and other information with the Commission. Our filings can be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. Our Commission filings are also available on the Internet at the Commission’s website at http://www.sec.gov. OMH’s common stock is listed on the NYSE under the trading symbol “OMF.” Our reports, proxy statements and other information can also be read at the offices of the NYSE, located at 20 Broad Street, New York, New York 10005.

We have filed with the Commission a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the Commission’s Public Reference Room, as well as through the Commission’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus information that each of OMH and SFC file with the Commission. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the Commission subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that OMH and SFC have already filed with the Commission (other than any portion of such filings that are furnished, rather than filed, under the Commission’s applicable rules):

•	Annual Report of OMH on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 21, 2017;
•	Quarterly Reports of OMH on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 5, 2017, August 4, 2017 and November 7, 2017, respectively;
•	Current Reports of OMH on Form 8-K, filed with the SEC on May 15, 2017, May 25, 2017 and May 30, 2017, and Form 8-K/A filed on January 29, 2016 (solely with respect to Exhibit 99.2 therein and Exhibit 99.2 in OMH’s Current Report on Form 8-K filed with the SEC on April 27, 2015 incorporated by reference therein);
•	Those portions of the Definitive Proxy Statement of OMH on Schedule 14A filed with the SEC on April 13, 2017, incorporated by reference in the Annual Report of OMH on Form 10-K for the year ended December 31, 2016;
•	The description of OMH’s common stock set forth in its registration statement on Form 8-A filed with the SEC on October 11, 2013;
•	Annual Report of SFC on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 21, 2017;
•	Quarterly Reports of SFC on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 5, 2017, August 4, 2017 and November 7, 2017, respectively; and
•	Current Reports of SFC on Form 8-K, filed with the SEC on May 15, 2017 and May 30, 2017.

Whenever after the date of this prospectus OMH or SFC files reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), those reports and documents will be deemed to be a part of this prospectus from the time they are filed (other than documents or information deemed to have been furnished and not filed in accordance with Commission rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to OneMain Holdings, Inc., 601 N.W. Second Street, Evansville, Indiana 47708 (telephone number (812) 424-8031).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. As set forth more fully under “Part I, Item 1A. Risk Factors” in OMH’s most recent Annual Report on Form 10-K and SFC’s most recent Annual Report on Form 10-K, which are incorporated by reference herein, factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the inability to obtain, or delays in obtaining, cost savings and synergies from the OneMain Acquisition (as defined below) and risks and other uncertainties associated with the integration of the companies;
•	unanticipated expenditures relating to the OneMain Acquisition;
•	any litigation, fines or penalties that could arise relating to the OneMain Acquisition;
•	the impact of the OneMain Acquisition on our relationships with employees and third parties;
•	various risks relating to our continued compliance with the settlement agreement with the U.S. Department of Justice entered into in connection with the OneMain Acquisition;
•	any inability to repay or default in the repayment of intercompany indebtedness owed to SFC or OMH by our subsidiaries or affiliates or owed by SFC or OMH to our subsidiaries or affiliates;
•	any inability to perform or default in the performance of any contractual obligations, including intercompany indebtedness, that currently exist or may in the future exist between SFC and OMH or between SFC or OMH, on the one hand, and any of our subsidiaries or affiliates, on the other hand;
•	changes in general economic conditions, including the interest rate environment in which we conduct business and the financial markets through which we can access capital and also invest cash flows from our Consumer and Insurance segment;
•	levels of unemployment and personal bankruptcies;
•	natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or branches or other operating facilities;
•	war, acts of terrorism, riots, civil disruption, pandemics, disruptions in the operation of our information systems, cyber-attacks or other security breaches, or other events disrupting business or commerce;
•	changes in the rate at which we can collect or potentially sell our finance receivables portfolio;
•	the effectiveness of our credit risk scoring models in assessing the risk of customer unwillingness or lack of capacity to repay;
•	changes in our ability to attract and retain employees or key executives to support our businesses;
•	changes in the competitive environment in which we operate, including the demand for our products, customer responsiveness to our distribution channels, our ability to make technological improvements, and the strength and ability of our competitors to operate independently or to enter into business combinations that result in a more attractive range of customer products or provide greater financial resources;

•	risks related to the acquisition or sale of assets or businesses or the formation, termination or operation of joint ventures or other strategic alliances or arrangements, including loan delinquencies or net charge-offs, integration or migration issues, increased costs of servicing, incomplete records, and retention of customers;
•	the inability to successfully and timely expand our centralized loan servicing capabilities through the integration of the SFC and OMFH (as defined below) servicing facilities;
•	risks associated with our insurance operations, including insurance claims that exceed our expectations or insurance losses that exceed our reserves;
•	the inability to successfully implement our growth strategy for our consumer lending business as well as various risks associated with successfully acquiring portfolios of consumer loans, pursuing acquisitions, and/or establishing joint ventures;
•	declines in collateral values or increases in actual or projected delinquencies or net charge-offs;
•	changes in federal, state or local laws, regulations, or regulatory policies and practices, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (which, among other things, established the Consumer Financial Protection Bureau, which has broad authority to regulate and examine financial institutions, including us), that affect our ability to conduct business or the manner in which we conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry, our use of third-party vendors and real estate loan servicing, or changes in corporate or individual income tax laws or regulations;
•	potential liability relating to real estate and personal loans which we have sold or may sell in the future, or relating to securitized loans, if it is determined that there was a non-curable breach of a representation or warranty made in connection with such transactions;
•	the costs and effects of any actual or alleged violations of any federal, state or local laws, rules or regulations, including any litigation associated therewith, any impact to our business operations, reputation, financial position, results of operations or cash flows arising therefrom, any impact to our relationships with lenders, investors or other third parties attributable thereto, and the costs and effects of any breach of any representation, warranty or covenant under any of our contractual arrangements, including indentures or other financing arrangements or contracts, as a result of any such violation;
•	the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority and any litigation associated therewith;
•	our continued ability to access the capital markets or the sufficiency of our current sources of funds to satisfy our cash flow requirements;
•	our ability to comply with our debt covenants;
•	our ability to generate sufficient cash to service all of our indebtedness;
•	any material impairment or write-down of the value of our assets;
•	the effects of any downgrade of our debt ratings by credit rating agencies, which could have a negative impact on our cost of and/or access to capital;
•	our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry, or our ability to incur additional borrowings;
•	the impacts of our securitizations and borrowings;
•	our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries;
•	changes in accounting standards or tax policies and practices and the application of such new standards, policies and practices;

•	changes in accounting principles and policies or changes in accounting estimates;
•	effects of the contemplated acquisition of Fortress by an affiliate of SoftBank Group Corp.;
•	any failure or inability to achieve the performance requirements related to a loan portfolio initially acquired through a joint venture (the “SpringCastle Portfolio”) set forth in the purchase agreement, dated March 31, 2016, entered into in connection with the sale of our 47% equity interest in the SpringCastle Portfolio; and
•	the effect of future sales of our remaining portfolio of real estate loans and the transfer of servicing of these loans, including the environmental liability and costs for damage caused by hazardous waste if a real estate loan goes into default.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

OUR COMPANY

We are a leading consumer finance company providing responsible loan products to customers through our branch network and the Internet. We have over a 100-year track record of high quality origination, underwriting and servicing of personal loans, primarily to non-prime consumers. Our deep understanding of local markets and customers, together with our proprietary underwriting process and data analytics, allow us to price, manage and monitor risk effectively through changing economic conditions. With an experienced management team, a strong balance sheet, proven access to the capital markets and strong demand for consumer credit, we believe we are well positioned for future growth.

We staff each of our branch offices with local, well-trained personnel who have significant experience in the industry. Our business model revolves around an effective origination, underwriting, and servicing process that leverages each branch office’s local presence in these communities along with the personal relationships developed with our customers. Credit quality is also driven by our long-standing underwriting philosophy, which takes into account each prospective customer’s household budget, and his or her willingness and capacity to repay the loan.

In connection with our personal loan business, our insurance subsidiaries offer our customers credit and non-credit insurance policies covering our customers and the property pledged as collateral for our personal loans. As of September 30, 2017, we had $14.4 billion of personal loans due from approximately 2.3 million customer accounts.

We also pursue strategic acquisitions and dispositions of assets and businesses, including loan portfolios and other financial assets, as well as fee-based opportunities in servicing loans for others in connection with potential strategic portfolio acquisitions through our centralized operations. We service the SpringCastle Portfolio, in which we sold our 47% ownership on March 31, 2016.

In November 2010, an affiliate of Fortress Investment Group LLC (“Fortress”) indirectly acquired (the “Fortress Acquisition”) an 80% economic interest in Springleaf Finance, Inc. (“SFI”), a financial services holding company, from an affiliate of American International Group, Inc. (“AIG”). Following the Fortress Acquisition, AIG indirectly retained a 20% economic interest in SFI. All of the common stock of SFC is owned by SFI. Following a restructuring completed in connection with the initial public offering of OMH, all of the common stock of SFI is owned by OMH.

SFC was incorporated in Indiana in 1927 as successor to a business started in 1920. SFI was incorporated in Indiana in 1974. OMH was incorporated in Delaware in 2013. In October 2013, OMH completed an initial public offering of its common stock. On November 15, 2015, OMH acquired all of the outstanding equity interests of OneMain Financial Holdings, LLC (formerly OneMain Financial Holdings, Inc.) (“OMFH”) for approximately $4.5 billion in cash (the “OneMain Acquisition”). In connection with the OneMain Acquisition, OMH changed its name from Springleaf Holdings, Inc. to OneMain Holdings, Inc. As a result of the OneMain Acquisition, OMFH became a wholly owned, indirect subsidiary of OMH.

As of September 30, 2017, Springleaf Financial Holdings, LLC (the “Initial Stockholder”) owns approximately 57% of OMH’s common stock. The Initial Stockholder is owned primarily by a private equity fund managed by an affiliate of Fortress, a leading global investment manager that offers alternative and traditional investment products, and AIG Capital Corporation, a subsidiary of AIG. As of September 30, 2017, the economic interests of Fortress and AIG are approximately 54% and 3%, respectively.

General

OMH’s common stock is traded on the NYSE under the symbol “OMF.”

OMH is incorporated in Delaware and SFC is incorporated in Indiana. Our executive offices are located at 601 N.W. Second Street, Evansville, Indiana 47708. Our telephone number is (812) 424-8031. Our Internet address is www.onemainfinancial.com. This is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well as under the heading “Risk Factors” in OMH’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and SFC’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder. We may pay expenses in connection with sales by selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth OMH’s ratio of earnings to fixed charges for each of the periods indicated:

(dollars in millions)	Nine Months Ended September 30, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015		Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012
Earnings:
Income (loss) before provision for (benefit from) income taxes	$244	$356	$(226)		$861	$157	$(299)
Interest expense	612	856	715		734	920	1,075
Implicit interest in rents	20	28	13		10	10	12
Total earnings	$876	$1,240	$502		$1,605	$1,087	$788
Fixed charges:
Interest expense	$612	$856	$715		$734	$920	$1,075
Implicit interest in rents	20	28	13		10	10	12
Total fixed charges	$632	$884	$728		$744	$930	$1,087
Ratio of earnings to fixed charges	1.39	1.40		*	2.16	1.17		*
*	Earnings did not cover total fixed charges by $226 million in 2015 and $299 million in 2012.

The following table sets forth SFC’s ratio of earnings to fixed charges for each of the periods indicated:

(dollars in millions)	Nine Months Ended September 30, 2017	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013		Year Ended December 31, 2012
Earnings:
Income (loss) before provision for (benefit from) income taxes	$124	$346	$159	$678	$(125)		$(301)
Interest expense	389	556	667	683	843		1,068
Implicit interest in rents	7	10	9	10	9		12
Total earnings	$520	$912	$835	$1,371	$727		$779
Fixed charges:
Interest expense	$389	$556	$667	$683	$843		$1,068
Implicit interest in rents	7	10	9	10	9		12
Total fixed charges	$396	$566	$676	$693	$852		$1,080
Ratio of earnings to fixed charges	1.31	1.61	1.24	1.98		*		*
*	Earnings did not cover total fixed charges by $125 million in 2013 and $301 million in 2012.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. Unless otherwise specified in an accompanying prospectus supplement, SFC’s debt securities will be issued in one or more series under an indenture between SFC, OMH and Wilmington Trust, National Association, as trustee, dated as of December 3, 2014 (the “SFC Indenture”), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and OMH’s debt securities will be issued in one or more series under the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part (the “OMH Indenture,” and together with the SFC Indenture, the “indentures”). See “Where You Can Find More Information” for information on how to obtain copies of them. The indentures will be qualified under the Trust Indenture Act of 1939 (the “TIA”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below and the indenture or form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part.

Please note that, in this section titled “Description of Debt Securities,” references to “we,” “our” and “us” refer either to OMH or SFC, as the issuer, as applicable, of the applicable series of debt securities and not to any subsidiaries, unless the context requires otherwise.

We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. The aggregate principal amount of debt securities that may be issued under each indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	whether the issuer of the debt securities is OMH or SFC;
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;
•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the issuer may be made;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date on which the securities are dated if other than the date of original issuance;
•	amount of discount or premium, if any, at which such debt securities will be issued;
•	whether the indenture will contain any additional covenants, or eliminate or change any covenants described herein, that apply to the debt securities;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and
•	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

The debt securities issued by OMH may be guaranteed by certain subsidiaries of OMH, including SFC. Unless otherwise described in the applicable prospectus supplement, the debt securities issued by SFC will be fully and unconditionally guaranteed by OMH. These guarantees will be joint and several obligations of the guarantor(s). If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.

Certain Covenants

Unless provided otherwise in the applicable prospectus supplement, each indenture provides for the following covenants for the benefit of the holders of all series of debt securities issued thereunder:

SEC Reports and Reports to Holders

The issuer, pursuant to Section 314(a) of the TIA, will be required to file with the trustee within fifteen days after the issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the issuer is not required to file information, documents or reports pursuant to either of such Sections, then to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The issuer, pursuant to Section 314(a) of the TIA, will also be required to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the issuer with the conditions and covenants provided for in the applicable indenture as may be required from time to time by such rules and regulations. In addition, the issuer, pursuant to Section 314(a) of the TIA, will be required to transmit to the holders of the debt securities within 30 days after the filing thereof with the trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the issuer pursuant to the two immediately preceding sentences as may be required by rules and regulations prescribed from time to time by the SEC.

The issuer has also agreed to notify the trustee when and as the notes become admitted to trading on any national securities exchange.

Restrictions on Liens

(a)	The issuer will not at any time, directly or indirectly, create, suffer or permit any Subsidiary to create, assume or suffer to exist, any Mortgage of or upon any of its or their properties or assets, real or personal, whether owned at the issue date or thereafter acquired, or of its or upon any income or profit therefrom, without making effective provision, and the issuer covenants that in any such case the issuer will make or cause to be made effective provision, whereby the debt securities shall be secured by such Mortgage equally and ratably with or prior to any and all other obligations and Indebtedness to be secured thereby, so long as any such other obligations and Indebtedness shall be so secured.
(b)	Nothing in this covenant shall be construed to prevent the issuer or any Subsidiary from creating, assuming or suffering to exist, and the issuer or any Subsidiary is hereby expressly permitted to create, assume or suffer to exist, without securing the debt securities as hereinabove provided, any Mortgage of the following character:
(1)	any Mortgage on any properties or assets of the issuer or any Subsidiary existing on the issue date;
(2)	any Mortgage on any properties or assets of the issuer or any Subsidiary, in addition to those otherwise permitted by this subsection (b) of this covenant, securing Indebtedness of the issuer or any Subsidiary and refundings or extensions of any such Mortgage and the Indebtedness secured thereby for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same; provided that at the time such Indebtedness was initially incurred, the aggregate amount of secured Indebtedness permitted by this paragraph (2), after giving effect to such incurrence, does not exceed 10% of Consolidated Net Tangible Assets, as applicable;

(3)	any Mortgage on any property or assets of any Subsidiary to secure Indebtedness owing by it to the issuer or to a Wholly-owned Subsidiary;
(4)	any Mortgage on any property or assets of any Subsidiary to secure, in the ordinary course of business, its Indebtedness, if as a matter of practice, prior to the time it became a Subsidiary, it had borrowed on the basis of secured loans or had customarily deposited collateral to secure any or all of its obligations;
(5)	any purchase money Mortgage on property, real or personal, acquired or constructed by the issuer or any Subsidiary after the issue date, to secure the purchase price of such property (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction of any such property to be subject to such Mortgage), or Mortgages existing on any such property at the time of acquisition, whether or not assumed, or any Mortgage existing on any property of any corporation at the time it becomes a Subsidiary, or any Mortgage with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the Indebtedness secured by all such Mortgages on a particular parcel of property shall not exceed 75% of the cost of such property, including the improvements thereon, to the issuer or any such Subsidiary; and provided, further, that any such Mortgage does not spread to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed other than additions to such property;
(6)	refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of any Mortgage permitted by this subsection (b) of this covenant (other than pursuant to paragraph (2) hereof) for amounts not exceeding (A) the principal amount of the Indebtedness so refinanced, re-funded, extended, renewed or replaced at the time of the refunding or extension thereof, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and covering only the same property theretofore securing the same;
(7)	deposits, liens or pledges to enable the issuer or any Subsidiary to exercise any privilege or license, or to secure payments of workmen’s compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the issuer or any Subsidiary is a party, or to secure public or statutory obligations of the issuer or any Subsidiary, or to secure surety, stay or appeal bonds to which the issuer or any Subsidiary is a party; or other similar deposits, liens or pledges made in the ordinary course of business;
(8)	mechanics’, workmen’s, repairmen’s, materialmen’s, or carriers’ liens; or other similar liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;
(9)	liens arising out of judgments or awards against the issuer or any Subsidiary with respect to which the issuer or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the issuer or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the issuer or such Subsidiary is a party;
(10)	liens for taxes not yet subject to penalties for non-payment or contested, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the issuer or of the Subsidiary owning the same;
(11)	other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property and assets or materially impair the use thereof in the operation of its business; and

(12)	any Mortgage created by the issuer or any Subsidiary in connection with a transaction intended by the issuer or such Subsidiary to be one or more sales of properties or assets of the issuer or such Subsidiary; provided that such Mortgage shall only apply to the properties or assets involved in such sale or sales, the income from such properties or assets and/or the proceeds of such properties or assets.
(c)	If at any time the issuer or any Subsidiary shall create or assume any Mortgage not permitted by subsection (b) of this covenant, to which the covenant in subsection (a) of this covenant is applicable, the issuer shall promptly deliver to the trustee (1) an officers’ certificate stating that the covenant contained in subsection (a) of this covenant has been complied with; and (2) an Opinion of Counsel to the effect that such covenant has been complied with, and that any instruments executed by the issuer in the performance of such covenant comply with the requirements of such covenant.
(d)	In the event that the issuer shall hereafter secure the debt securities equally and ratably with (or prior to) any other obligation or Indebtedness pursuant to the provisions of this covenant, the trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as the Company may deem advisable to enable the trustee to enforce effectively the rights of the holders of the debt securities so secured equally and ratably with (or prior to) such other obligation or indebtedness.

Merger and Consolidation

Unless provided otherwise in the applicable prospectus supplement, the issuer may consolidate with, merge with or into, or sell or convey all or substantially all of the issuer’s assets to, any other corporation or entity if:

(a)	(i) in the case of a merger, the issuer is the surviving entity in such merger, or (ii) in the case of a merger in which the issuer is not the surviving entity or in the case of a consolidation or a sale or conveyance of assets, the entity into which the issuer is merged or the entity which is formed by such consolidation or which acquires by sale or conveyance all or substantially all of the issuer’s assets shall be a corporation, association, company or business trust organized and existing under the laws of the United States of America or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any premium and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants under the applicable indenture and the debt securities to be performed or observed by the issuer by a supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such entity; and
(b)	the issuer or such successor entity, as the case maybe, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance or observance of any covenant and shall not immediately thereafter have outstanding (or otherwise be liable for) any Indebtedness secured by a Mortgage not expressly permitted by the provisions of the applicable indenture or shall have secured the debt securities thereunder equally and ratably with (or prior to) any Indebtedness secured by any Mortgage not so permitted.

Modification and Waiver

Unless provided otherwise in the applicable prospectus supplement, each indenture, the debt securities and the debt security guarantees may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, unless each holder to be affected by the proposed change consents, no modification or amendment may:

•	change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any outstanding debt security;
•	reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any debt security;
•	reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Original Issue Discount Security or that would be provable in bankruptcy;
•	adversely affect any right of repayment at the option of the holder of any debt security;
•	change the places or currency of payment of the principal of, or any premium or interest on, any debt security;

•	impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any debt security on or after the date the payment is due;
•	voluntarily release a guarantor of the debt securities other than in accordance with the indenture;
•	reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to:
(a)	modify or amend the applicable indenture with respect to that series, waive any past default or compliance with certain restrictive provisions, or
(b)	constitute a quorum or take action at a meeting; or
•	otherwise modify the provisions of the indenture concerning modification or amendment or concerning waiver of compliance with certain provisions of, or certain defaults and their consequences under, the indenture, except to:
(a)	increase the percentage of outstanding debt securities necessary to modify or amend the indenture or to give the waiver, or
(b)	provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the issuer’s obligation to comply with certain restrictive provisions applicable to the series.

The indenture, the debt securities and the debt security guarantees may be modified or amended without the consent of any holder of outstanding debt securities for any of the following purposes:

•	to evidence that another entity is the issuer’s or a guarantor’s successor, as applicable, and has assumed the issuer’s or guarantors obligations with respect to the debt securities;
•	to add to the issuer’s or a guarantor’s covenants, as applicable, for the benefit of the holders of all or any series of debt securities or to surrender any of the issuer’s or guarantor’s rights or powers under the applicable indenture;
•	to add any Events of Default to all or any series of debt securities;
•	to change or eliminate any restrictions on the payment of the principal of, or any premium or interest on, any debt securities, to modify the provisions relating to global debt securities, or to permit the issuance of debt securities in uncertificated form, so long as in any such case the interests of the holders of debt securities are not adversely affected in any material respect;
•	to add to, change or eliminate any provision of the applicable indenture in respect of one or more series of debt securities, so long as either
(a)	there is no outstanding debt security of any series entitled to the benefit of the provision; or
(b)	the amendment does not apply to any then outstanding debt security;
•	to provide any guarantee of the debt securities, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee of or lien securing the debt securities when such release, termination or discharge is permitted by the indentures;
•	establish the form or terms of the debt securities of any series;
•	to provide for the appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions to facilitate the administration of the trusts under the applicable indenture by more than one trustee;
•	to provide for the discharge of the applicable indenture with respect to the debt securities of any series by the deposit in trust of money and/or Government Obligations;
•	to change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance of the debt securities; or

•	to cure any ambiguity, defect, mistake or inconsistency in the applicable indenture, debt security or debt security guarantee or to make any other provisions with respect to matters or questions arising under the applicable indenture, debt security or debt security guarantee so long as the action does not adversely affect the interests of the holders of the debt securities of any series in any material respect.

Satisfaction and Discharge

Unless provided otherwise in the applicable prospectus supplement, each indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:

(a)	either
(1)	all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to the issuer, have been delivered to the t cancellation; or
(2)	all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense of the issuer, and the issuer has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(b)	the issuer has paid or caused to be paid all sums payable by it under the indenture; and
(c)	in the event of a deposit as provided in clause (i)(b) above, the issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or the redemption date, as the case may be.

In addition, the issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance of Certain Covenants

The issuer at any time may terminate all its obligations under the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees except for certain obligations, including those respecting the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the debt securities of the applicable series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. This is known as “Legal Defeasance.” The issuer at any time may terminate its obligations under the covenants described under “—Limitations on Liens” above and the operation of clause (4) described under “—Events of Default, Notice and Waiver” below. This is known as “Covenant Defeasance.”

The issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the issuer exercises its Legal Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default with respect thereto. If the issuer exercises its Covenant Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default specified in clause (4) described under “—Events of Default, Notice and Waiver” below.

In order to exercise either defeasance option, the issuer must irrevocably deposit in trust (the “Defeasance Trust”) with the Trustee money or Government Obligations for the payment of principal and interest (if any) on the applicable series of debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including (unless the applicable series of debt securities will mature or be redeemed within 30 days) delivering to the trustee an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not occurred, and, in the case of Legal Defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Events of Default, Notice and Waiver

Unless provided otherwise in the applicable prospectus supplement, if an Event of Default with respect to a series of debt securities occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice as provided in the indenture, the principal amount of all the debt securities of that series due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration will occur automatically. If all Events of Default with respect to a series of debt securities have been cured or waived, and all amounts due otherwise than because of the acceleration have been paid or deposited with the Trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind the acceleration and its consequences.

The holders of a majority in aggregate principal amount of debt securities of an affected series may waive any past Default with respect to such series of debt securities, and any Event of Default arising from a past default, except in the case of (i) a Default in the payment of the principal of, or any premium or interest on, any debt security; or (ii) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding debt security of an affected series.

“Event of Default,” when used in each indenture with respect to any series of debt securities, means any of the following events:

(a)	a default in the payment of any interest payable in respect of any debt security, when such interest becomes due and payable, and continuance of such default for a period of 30 days;
(b)	a default in the payment of the principal of and any premium on any debt security when it becomes due and payable at its maturity;
(c)	a default in the deposit of any sinking fund payment, when and as due by the terms of a security of that series;
(d)	a default by the issuer in the performance or breach of any covenant or warranty under the Indentures, and the continuance of such default or breach for a period of 90 days; and
(e)	certain events in bankruptcy, insolvency or reorganization of the issuer.

A Default under clause (4) is not an Event of Default until the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series notify the issuer in writing of the Default, and the issuer does not cure the Default within the time specified in such clause after receipt of such notice.

When a Default under clause (4) is cured or remedied within the specified period, it ceases to exist. If an Event of Default (other than an Event of Default with respect to the issuer specified in clause (5) above) occurs and is continuing, the Trustee, by written notice to the issuer, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series, by written notice to the issuer and the Trustee, may declare all unpaid principal of and accrued interest on the debt securities of the affected series then outstanding to be due and payable (the “Default Amount”). Upon a declaration of acceleration, such amount shall be due and payable immediately.

If an Event of Default with respect to the issuer specified in clause (5) above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

Under certain circumstances, the holders of a majority in aggregate principal amount of the debt securities of the affected series then outstanding may rescind an acceleration with respect to the debt securities of the affected series and its consequences.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest (if any) when due, no holder may pursue any remedy with respect to the applicable indenture or the debt securities of the affected series unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding debt securities of the affected series have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of the affected series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the applicable indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.

The indenture will provide that, if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders. In addition, the issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The issuer is also required to deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence thereof, written notice of any event which would constitute a Default.

Certain Definitions

Unless provided otherwise in the applicable prospectus supplement, as used in the indentures and this prospectus, the following definitions apply:

“Consolidated Net Tangible Assets” means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the issuer and its Subsidiaries, after deducting therefrom (i) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder’s equity and reserves for deferred income taxes and (ii) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Government Obligations,” means (i) direct obligations of the United States of America where the timely payment or payments thereunder are supported by the full faith and credit of the United State of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Indebtedness” means all obligations which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities, including without limitation by the enumeration thereof, obligations arising through direct or indirect guarantees (including agreements, contingent or otherwise, to purchase Indebtedness or to purchase property or services for the primary purpose of enabling the payment of Indebtedness or assuring the owner of Indebtedness against loss) or through agreements, contingent or otherwise, to supply or advance funds for the payment or purchase of Indebtedness of others; provided, however, that in determining Indebtedness of any Person, there shall not be included rental obligations under any lease of such Person, whether or not such rental obligations would, under generally accepted accounting principles, be required to be shown on the balance sheet of such Person as a liability item.

“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Stated Maturity,” when used with respect to any debt security or any installment of principal thereof or any premium or interest thereon, means the fixed date on which the principal of such debt security or such installment of principal or premium or interest is due and payable.

“Subsidiary,” when used with respect to any Person, shall mean (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Wholly-owned,” when used with reference to a Subsidiary of a Person, shall mean a Subsidiary of which all of the outstanding capital stock (except directors’ qualifying shares) is owned by such Person and/or one or more of such Person’s wholly-owned Subsidiaries.

Global Securities

Unless the issuer informs you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement. With respect to any debt securities held in book-entry form through a depositary, the depositary or its nominee will be the sole registered and legal owner of those debt securities, and references in this prospectus to any “securityholder” or “holder” of those debt securities means only the depositary or its nominee.

Regarding the Trustee

The Trustee for each indenture is Wilmington Trust, National Association. The Trustee is permitted to engage in other transactions with the issuer and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder, member or limited partner of the issuer or its parent companies shall have any liability for any of its obligations under the debt securities or the applicable indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities.

Governing Law

The indenture, the debt securities and any guarantees thereunder shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of OMH’s amended and restated certificate of incorporation and amended and restated bylaws. These descriptions contain all information which we consider to be material, but may not contain all of the information that is important to you. To understand them fully, you should read our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. References in this “Description of the Capital Stock” to the “Company,” “we,” “us” and “our” are to OMH.

Please note that, with respect to any of our shares held in book-entry form through The Depository Trust Company or any other share depositary, the depositary or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus to any “stockholder” or “holder” of those shares means only the depositary or its nominee. Persons who hold beneficial interests in our shares through a depositary will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depositary or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depositary or its nominee. Owners of beneficial interests in those shares will have to look solely to the depositary with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depositary, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depositary.

Authorized Capital Stock

Our authorized capital stock consists of:

•	2,000,000,000 shares of common stock, par value $0.01 per share; and
•	300,000,000 shares of preferred stock, par value $0.01 per share.

As of November 3, 2017, 135,306,282 shares of our common stock were issued and outstanding. All the outstanding shares of our common stock are fully paid and non-assessable. No shares of our preferred stock are outstanding.

The following is a description of the material terms of our restated certificate of incorporation and amended and restated bylaws. We refer you to our restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the SEC.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. Our restated certificate of incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.

Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock sold under this prospectus will be validly issued, fully paid and nonassessable upon issuance against full payment of the purchase price for such shares.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:

•	restricting dividends in respect of our common stock;
•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;
•	impairing the liquidation rights of our common stock; or
•	delaying or preventing a change of control of us.

Regulations Concerning Change of Control

Certain of the states in which we are licensed to originate loans and the state in which our insurance subsidiaries are domiciled (Indiana and Texas) have laws or regulations which require regulatory approval for the acquisition of “control” of regulated entities. Under some state laws or regulations applicable to licensing, there exists a presumption of “control” when an acquiring party acquires as little as 10% of the voting securities of a regulated entity or of a company which itself controls (directly or indirectly) a regulated entity (the threshold is 10% under the insurance statutes of both Indiana and Texas). Therefore, any person acquiring 10% or more of our common stock may need the prior approval of some state insurance and/or licensing regulators, or a determination from such regulators that “control” has not been acquired.

Stockholders Agreement

General

Our stockholders agreement, dated October 15, 2013, by and between OMH and the Initial Stockholder (the “Stockholders Agreement”) provides certain rights to Fortress, with respect to the designation of directors for nomination and election to our board of directors, as well as registration rights for certain of our securities beneficially owned, directly or indirectly, by the Initial Stockholder and Fortress and its affiliates and permitted transferees.

Our Stockholders Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of our voting shares beneficially owned by each) so that no amendment is made to our restated certificate of incorporation or amended and restated bylaws in effect as of the date of the Stockholders Agreement that would add restrictions to the transferability of our shares by the Initial Stockholder or its permitted transferees which are beyond those provided for in our restated certificate of incorporation, amended and restated bylaws, the Stockholders Agreement or applicable securities laws, or that nullify the rights set out in the Stockholders Agreement of the Initial Stockholder or its permitted transferees unless such amendment is approved by Fortress.

Designation and Election of Directors

Our Stockholders Agreement provides that, for so long as the Stockholders Agreement is in effect, we, the Initial Stockholder and Fortress and certain of their affiliates and permitted transferees shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities entitled to vote generally in the election of our directors held of record or beneficially owned by Fortress or its affiliates or permitted transferees, and, with respect to us, including in the slate of nominees recommended by the board those individuals designated by Fortress) so as to elect to the board, and to cause to continue in office, not more than five directors (or such other number as Fortress may agree in writing), of whom, at any given time:

•	a number of directors equal to a majority of the board of directors, plus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress’ proportionate interest in shares of our common stock held by the Initial Stockholder, at least 30% of our voting power;

•	a number equal to a majority of the board of directors, minus one director, shall be individuals designated by Fortress, for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress’ proportionate interest in shares of our common stock held by the Initial Stockholder, less than 30% but at least 20% of our voting power, provided that if the board of directors consists of six or fewer directors, then Fortress shall have the right to designate a number of directors equal to three directors;
•	a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress’s proportional representation on the board of directors shall be individuals designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress’ proportionate interest in shares of our common stock held by the Initial Stockholder, less than 20% but at least 10% of our voting power, provided that if the board of directors consists of six or fewer directors, then Fortress shall have the right to designate two directors; and
•	a number of directors (rounded up to the nearest whole number) that would be required to maintain Fortress’s proportional representation on the board of directors shall be an individual designated by Fortress for so long as Fortress directly or indirectly beneficially owns, together with its affiliates and permitted transferees and giving effect to Fortress’ proportionate interest in shares of our common stock held by the Initial Stockholder, less than 10% but at least 5% of our voting power, provided that if the board of directors consists of six or fewer directors, then Fortress shall have the right to designate one director.

Indemnification

Under the Stockholders Agreement we are required to indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:

•	the ownership or the operation of our assets or properties, and the operation or conduct of our business; and
•	any other activities we engage in.

In addition, we are required to indemnify the Initial Stockholder and its officers, directors, employees, agents and affiliates against losses, including liabilities under the Securities Act and the Exchange Act, relating to misstatements in or omissions from any registration statement or report that we file, other than misstatements or omissions made in reliance on information relating to and furnished by the Initial Stockholder for use in the preparation of that registration statement or report.

Registration Rights

Demand Rights. Under our Stockholders Agreement, the Initial Stockholder has, for so long as the Initial Stockholder directly or indirectly beneficially owns, together with Fortress and its affiliates, an amount of our common stock equal to or greater than 1% of our shares of common stock issued and outstanding (a “Registrable Amount”), “demand” registration rights that allow the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees, at any time, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees, will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. We will also not be required to effect any demand registration within one month of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights, described below, and which included at least 50% of the shares of common stock requested by the requestor to be included. We will not be obligated to grant a request for a demand registration within one month of any other demand registration.

Piggyback Rights. For so long as the Initial Stockholder beneficially owns, together with Fortress and its affiliates and permitted transferees, an amount of our common stock equal to or greater than 1% of our common stock issued and outstanding, the Initial Stockholder (and Fortress and its affiliates and permitted transferees) will also have “piggyback” registration rights that allow them to include the common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8 or pursuant to an employee benefit plan arrangement) or by any of our other stockholders that have registration rights. These “piggyback” registration rights will be subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

Shelf Registration. Under our Stockholders Agreement, we granted the Initial Stockholder or any of its respective permitted transferees, for so long as the Initial Stockholder, together with Fortress and its affiliates and permitted transferees, beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of our common stock to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our stockholders. In addition, the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees, may elect to participate in such shelf registrations within five days after notice of the registration is given.

Indemnification; Expenses; Lock-ups. Under our Stockholders Agreement, we agreed to indemnify the applicable selling stockholders and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of our common stock, unless such liability arose from the applicable selling stockholder’s misstatement or omission, and the applicable selling stockholder will agree to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration and offering-related expenses incidental to our performance under the Stockholders Agreement, and the applicable selling stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of common stock under the Stockholders Agreement. Under the Stockholders Agreement we agreed to enter into, and to cause our officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Initial Stockholder, for itself and for Fortress and its affiliates and permitted transferees.

Observer Rights. Under our Stockholders Agreement, we granted the Initial Stockholder the right to designate up to two nonvoting representatives to attend meetings of our board and committees of the board.

Anti-Takeover Effects of Delaware Law, OMH’s Restated Certificate of Incorporation and Amended and Restated Bylaws

The following is a summary of certain provisions of our restated certificate of incorporation and amended and restated bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.

Our restated certificate of incorporation provides that Section 203 of the Delaware General Corporation Law, as amended (the “DGCL”), an anti-takeover law, will not apply to us; however, our restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•	at or subsequent to that time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders and not by written consent by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our restated certificate of incorporation provides that Fortress and certain of its affiliates, and any group as to which such persons are a party or any transferee of any such person or group of persons, will not constitute “interested stockholders” for purposes of this provision.

Other Provisions of Our Restated Certificate of Incorporation and Amended and Restated Bylaws

Our restated certificate of incorporation provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire in 2020, 2018, and 2019, respectively. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer, or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our restated certificate of incorporation and amended and restated bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote; provided, however, that for so long as Fortress and certain of its affiliates and permitted transferees beneficially own, directly or indirectly, at least 30% of our issued and outstanding common stock (including Fortress’ proportionate interest in shares of our common stock held by the Initial Stockholder), directors may be removed with or without cause with the affirmative vote of a majority of the voting interest of stockholders entitled to vote. Pursuant to our restated certificate of incorporation, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “—Preferred Stock.”

Ability of our Stockholders to Act

Our restated certificate of incorporation and amended and restated bylaws do not permit our stockholders to call special stockholders meetings; provided, however, that for so long as Fortress and certain of its affiliates and permitted transferees beneficially own at least 20% of our issued and outstanding common stock (including Fortress’ proportionate interest in shares of our common stock held by the Initial Stockholder), any stockholders that collectively beneficially own at least 20% of our issued and outstanding common stock may call special meetings of our stockholders. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Under our restated certificate of incorporation and amended and restated bylaws, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting by written consent of a majority of our stockholders for so long as Fortress and certain of its affiliates and permitted transferees beneficially own, directly or indirectly, at least 20% of our issued and outstanding common stock (including Fortress’ proportionate interest in shares of our common stock held by the Initial Stockholder). After Fortress and certain of its affiliates and permitted transferees, beneficially own, directly or indirectly, less than 20% of our issued and outstanding stock (including Fortress’ proportionate interest in shares of our common stock held by the Initial Stockholder), only action by unanimous written consent of our stockholders can be taken without a meeting.

Our amended and restated bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Our amended and restated bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our board of directors, (b) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

Forum Selection Clause

Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. In the event that the Court of Chancery lacks jurisdiction over any such action or proceeding, our restated certificate of incorporation provides that the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Our restated certificate of incorporation further provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision.

Limitations on Liability and Indemnification of Directors and Officers

Our restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for the following (to the extent such exemption is not permitted under the DGCL, as amended from time to time):

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	intentional misconduct or a knowing violation of law;
•	liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or
•	any transaction from which the director derives an improper personal benefit.

Our restated certificate of incorporation and amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

We have entered into separate indemnification agreements with certain of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our restated certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our restated certificate of incorporation. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Corporate Opportunity

Under our restated certificate of incorporation, to the extent permitted by law:

•	Fortress and AIG and their respective affiliates, including the Initial Stockholder, have the right to and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;
•	if Fortress or AIG or their respective affiliates, including the Initial Stockholder, or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates;
•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and

in the event that any of our directors and officers who is also a director, officer, or employee of any of Fortress or AIG or their respective affiliates, including the Initial Stockholder, acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if any of Fortress or AIG or their respective affiliates, including the Initial Stockholder, pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.

Transfer Agent

The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock is listed on the NYSE under the symbol “OMF”.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock. References in this “Description of Depositary Shares” to the “Company,” “we,” “us” and “our” are to OMH.

While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion

If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted.
•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. References in this “Description of the Warrants” to the “Company,” “we,” “us” and “our” are to OMH.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time; and
•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part. References in this “Description of Stock Purchase Contracts and Stock Purchase Units” to the “Company,” “we,” “us” and “our” are to OMH.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

SELLING STOCKHOLDERS

Information about selling stockholders (which may include the Initial Stockholder), when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;
•	sell securities short and redeliver such shares to close out our short positions;
•	enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
•	loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

In addition to selling its common stock under this prospectus, a selling stockholder may:

•	transfer its common stock in other ways not involving a market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirement of Rule 144 or Rule 145; or
•	sell its common stock by any other legally available means.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.

In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. In addition, certain legal matters will be passed upon for SFC by Jack R. Erkilla, Esq., Senior Vice President, Deputy General Counsel and Secretary of SFC.

EXPERTS

The OMH financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to OMH’s Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The SFC financial statements incorporated in this prospectus by reference to SFC’s Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The OMFH consolidated and combined financial statements as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been so incorporated in this prospectus by reference to OMH’s Current Report on Form 8-K/A filed with the SEC on January 29, 2016 (which incorporates by reference Exhibit 99.2 in OMH’s Current Report on Form 8-K filed with the SEC on April 27, 2015) in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference and upon the authority of said firm as experts in auditing and accounting.

INDEX TO FINANCIAL STATEMENTS

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF OMH AND ITS SUBSIDIARIES	F-2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF SFC AND ITS SUBSIDIARIES	F-6

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF
OMH AND ITS SUBSIDIARIES

The following unaudited pro forma condensed consolidated statement of operations information (the “Pro Forma Financial Information”) is based on the previously reported consolidated financial statement of operations of OMH. The Pro Forma Financial Information has been prepared to illustrate the effects of the SpringCastle Interests Sale and the Lendmark Sale (as defined in Note 1 and Note 2, respectively, of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information of OMH and its subsidiaries).

Assumptions and estimates underlying the unaudited adjustments to the Pro Forma Financial Information are described in the accompanying notes. The historical consolidated statement of operations has been adjusted in the unaudited Pro Forma Financial Information to give effect to pro forma events that are: (1) directly attributable to the SpringCastle Interests Sale and the Lendmark Sale, (2) factually supportable; and (3) expected to have a continuing impact on the consolidated results of OMH following the SpringCastle Interests Sale and the Lendmark Sale. The unaudited Pro Forma Financial Information has been presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the SpringCastle Interests Sale and the Lendmark Sale occurred as of January 1, 2016. Further, the unaudited pro forma condensed consolidated financial information does not purport to project the future operating results or financial position of the consolidated company following the SpringCastle Interests Sale and the Lendmark Sale.

See Note 1 and Note 2, respectively, of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information of OMH and its subsidiaries herein for a description of the SpringCastle Interests Sale and the Lendmark Sale. In the opinion of management, all adjustments necessary to reflect the effects of the SpringCastle Interests Sale and the Lendmark Sale described in the notes to the Unaudited Pro Forma Condensed Consolidated Financial Information of OMH and its subsidiaries have been included and are based upon available information and assumptions that we believe are reasonable.

The unaudited Pro Forma Financial Information has been developed from and should be read in conjunction with OMH’s Annual Report on Form 10-K for the year ended December 31, 2016 filed February 21, 2017 and incorporated into this prospectus by reference.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2016

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016, presents the historical income statements of OMH assuming the SpringCastle Interests Sale and the Lendmark Sale had been consummated as of January 1, 2016.

(Dollars in millions, except per share amounts)	As reported A	SpringCastle Interests Sale B		Lendmark Sale K		Pro forma
Interest income	$3,110	$(100)	C	$(56)	L	$2,954
Interest expense	856	(20)	D	—		836
Net interest income	2,254	(80)		(56)		2,118
Provision for finance receivable losses	932	(14)	E	—		918
Net interest income after provision for finance receivable losses	1,322	(66)		(56)		1,200
Other revenues:
Insurance	449	—		—		449
Investment	86	—		—		86
Net loss on repurchases and repayments of debt	(17)	—		—		(17)
Net gain on sale of SpringCastle Interests	167	(167)	F	—		—
Net gain (loss) on sales of personal and real estate loans and related trust assets	18	—		(22)	M	(4)
Other	70	11	G	—		81
Total other revenues	773	(156)		(22)		595
Other expenses:
Operating expenses:
Salaries and benefits	788	—		(10)	N	778
Acquisition-related transaction and integration expenses	108	—		—		108
Other operating expenses	676	(2)	H	(10)	O	664
Insurance policy benefits and claims	167	—		—		167
Total other expenses	1,739	(2)		(20)		1,717
Income before provision for income taxes	356	(220)		(58)		78
Provision for income taxes	113	(71)	I	(21)	P	21
Net income	243	(149)		(37)		57
Net income attributable to non-controlling interests	28	(28)	J	—		—
Net income attributable to OneMain Holdings, Inc.	$215	$(121)		$(37)		$57
Share data:
Weighted average number of shares outstanding:
Basic	134,718,588					134,718,588
Diluted	135,135,860					135,135,860
Earnings per share:
Basic	$1.60					$0.42
Diluted	$1.59					$0.42

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Note 1—Description of SpringCastle Interests Sale

On March 31, 2016, Springleaf Finance, Inc. (“SFI”), a wholly owned subsidiary of OMH, SpringCastle Holdings, LLC (“SpringCastle Holdings”), an indirect wholly owned subsidiary of OMH, and Springleaf Acquisition Corporation, an indirect wholly owned subsidiary of OMH (“Springleaf Acquisition” and together with SpringCastle Holdings, the “Sellers”), entered into a Purchase Agreement (the “Purchase Agreement”) with NRZ Consumer LLC (“NRZ Consumer”), NRZ SC America LLC (“NRZ SC America”), NRZ SC Credit Limited (“NRZ SC Credit”), NRZ SC Finance I LLC (“NRZ SC Finance I”), NRZ SC Finance II LLC (“NRZ SC Finance II”), NRZ SC Finance III LLC (“NRZ SC Finance III”), NRZ SC Finance IV LLC (“NRZ SC Finance IV”), NRZ SC Finance V LLC (“NRZ SC Finance V” and together with NRZ Consumer, NRZ SC America, NRZ SC Credit, NRZ SC Finance I, NRZ SC Finance II, NRZ SC Finance III and NRZ SC Finance IV, collectively, the “NRZ Buyers”), BTO Willow Holdings II, L.P. (“BTO Willow”) and Blackstone Family Tactical Opportunities Investment Partnership—NQ—ESC L.P. (“BFTOIP” and together with BTO Willow, the “Blackstone Buyers,” and the Blackstone Buyers together with the NRZ Buyers, collectively, the “Buyers”), and solely with respect to Section 11(a) and Section 11(g), NRZ SC America Trust 2015-1, NRZ SC Credit Trust 2015-1, NRZ SC Finance Trust 2015-1, and BTO Willow Holdings, L.P. Pursuant to the Purchase Agreement, SpringCastle Holdings sold its 47% limited liability company interests in each of SpringCastle America, LLC, SpringCastle Credit, LLC and SpringCastle Finance, LLC, and Springleaf Acquisition sold its 47% limited liability company interest in SpringCastle Acquisition LLC (collectively, the “SpringCastle Interests”), to Buyers for an aggregate purchase price of $111,625,000 (the “SpringCastle Interests Sale”).

In connection with the SpringCastle Interests Sale, Buyers paid $100,462,500 of the aggregate purchase price to Sellers on March 31, 2016, with the remaining $11,162,500 (the “Holdback”) to be paid into an escrow account within 120 days following March 31, 2016. Such escrowed funds are expected to be held in escrow for a period of up to five years following March 31, 2016, and, subject to the terms of the Purchase Agreement and assuming certain portfolio performance requirements are satisfied, paid to the Sellers at the end of such five-year period. The Sellers will account for the Holdback amount as a contingent gain; therefore, the Sellers have not recognized an amount for this contingent payment upon consummation of the closing of the SpringCastle Interests Sale.

Note 2—Description of Lendmark Sale

On May 2, 2016, OMH and certain of its subsidiaries (collectively, the “Branch Sellers”) completed the following previously announced transactions with Lendmark: (i) sale of 127 branches (the “Branches”) together with certain loans issued to the Branch customers, the fixed non-information technology assets located at any such Branch and certain other Branch assets, and (ii) assumption of certain Branch liabilities (including the Branch Sellers’ obligations under certain Branch store leases) ((i) and (ii) collectively, the “Lendmark Sale”). The Branches are located in the states of Arizona, California, Colorado, Idaho, North Carolina, Ohio, Pennsylvania, Texas, Virginia, Washington and West Virginia.

The purchase price for the Branch Sales was $624 million and was equal to the sum of (i) the aggregate unpaid balance as of the cutoff date, March 31, 2016, of the purchased loans multiplied by 103%, plus (ii) for each interest-bearing purchased loan, an amount equal to all unpaid interest that has accrued on the unpaid balance at the applicable note rate from the most recent interest payment date through the cutoff date, plus (iii) the sum of all prepaid charges and fees and security deposits of the Branch Sellers to the extent arising under the purchased contracts as reflected on the books and records of the Branch Sellers as of closing.

Note 3—Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated statement of operations is included for the year ended December 31, 2016. The Pro Forma Financial Information is based upon OMH’s previously reported consolidated statement of operations included in its Annual Report on Form 10-K for the year ended December 31, 2016, previously filed with the SEC and incorporated by reference into this prospectus. The pro forma adjustments are based upon currently available information, and assumptions and estimates that management believes to be reasonable. The adoption of new or changes to existing accounting principles generally accepted in the United States of America subsequent to the unaudited pro forma condensed consolidated statement of operations date may result in changes to the presentation of the preliminary unaudited Pro Forma Financial Information.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Note 4—Pro Forma Adjustments

The following pro forma adjustments are included in the Pro Forma Financial Information:

(A)	Reflects OMH’s previously reported consolidated statement of operations included in OMH’s Annual Report on Form 10-K for the year ended December 31, 2016.
(B)	Represents the elimination of financial results and impact on the statement of operations relating to the SpringCastle Interests Sale, as if it had occurred as of January 1, 2016.
(C)	Represents the elimination of interest income attributable to the SpringCastle Interests operations.
(D)	Represents the elimination of interest expense related to the SpringCastle Interests operations that is being deconsolidated.
(E)	Represents the elimination of provision for finance receivable losses related to the SpringCastle Interests.
(F)	Represents the elimination of net gain on sale of SpringCastle Interests.
(G)	Represents previously eliminated intercompany servicing revenues of $11 million that would have been recognized by OMH if the SpringCastle Interests Sale had occurred as of January 1, 2016.
(H)	Represents the elimination of operating expenses attributable to the SpringCastle Interests.
(I)	Represents the elimination of income tax expense attributable to the SpringCastle Interests. The tax effect is calculated based on the Company’s combined federal and state statutory rate of 37%.
(J)	Represents the elimination of net income attributable to non-controlling interest related to the SpringCastle Interests.
(K)	Represents the elimination of financial results and impact on the statement of operations relating to the Lendmark Sale, as if it had occurred as of January 1, 2016.
(L)	Represents the elimination of interest income attributable to the operations of the Branches.
(M)	Represents the elimination of net gain on sale of personal loans of the Branches.
(N)	Represents the elimination of operating expenses related to salaries and benefits associated with employees located at the Branches.
(O)	Represents the elimination of other operating expenses related to direct costs of the Branches.
(P)	Represents the elimination of income tax expense attributable to the operations of the Branches. The tax effect is calculated based on the Company’s combined federal and state statutory rate of 37%.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF SFC AND ITS SUBSIDIARIES

The following unaudited pro forma condensed consolidated statement of operations information (the “Pro Forma Financial Information”) is based on the previously reported consolidated financial statement of operations of SFC. The Pro Forma Financial Information has been prepared to illustrate the effects of the SpringCastle Interests Sale and the Lendmark Sale (as defined in Note 1 and Note 2, respectively, of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information of SFC and its subsidiaries).

Assumptions and estimates underlying the unaudited adjustments to the Pro Forma Financial Information are described in the accompanying notes. The historical consolidated statement of operations has been adjusted in the unaudited Pro Forma Financial Information to give effect to pro forma events that are: (1) directly attributable to the SpringCastle Interests Sale and the Lendmark Sale, (2) factually supportable; and (3) expected to have a continuing impact on the consolidated results of SFC following the SpringCastle Interests Sale and the Lendmark Sale. The unaudited Pro Forma Financial Information has been presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the SpringCastle Interests Sale and the Lendmark Sale occurred as of January 1, 2016. Further, the unaudited pro forma condensed consolidated financial information does not purport to project the future operating results or financial position of the consolidated company following the SpringCastle Interests Sale and the Lendmark Sale.

See Note 1 and Note 2, respectively, of the Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information of SFC and its subsidiaries herein for a description of the SpringCastle Interests Sale and the Lendmark Sale. In the opinion of management, all adjustments necessary to reflect the effects of the SpringCastle Interests Sale and the Lendmark Sale described in the notes to the Unaudited Pro Forma Condensed Consolidated Financial Information of SFC and its subsidiaries have been included and are based upon available information and assumptions that we believe are reasonable.

The unaudited Pro Forma Financial Information has been developed from and should be read in conjunction with SFC’s Annual Report on Form 10-K for the year ended December 31, 2016 filed February 21, 2017 and incorporated into this prospectus by reference.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2016

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016, presents the historical income statements of SFC assuming the SpringCastle Interests Sale and the Lendmark Sale had been consummated as of January 1, 2016.

(Dollars in millions)	As reported A	SpringCastle Interests Sale B		Lendmark Sale J		Pro forma
Interest income	$1,350	$(100)	C	$(56)	K	$1,194
Interest expense	556	(20)	D	—		536
Net interest income	794	(80)		(56)		658
Provision for finance receivable losses	329	(14)	E	—		315
Net interest income after provision for finance receivable losses	465	(66)		(56)		343
Other revenues:
Insurance	160	—		—		160
Investment	31	—		—		31
Interest income on notes receivable from parent and affiliates	214	—		—		214
Net loss on repurchases and repayments of debt	(17)	—		—		(17)
Net gain on sale of SpringCastle Interests	167	(167)	F	—		—
Net gain (loss) on sales of personal and real estate loans and related trust assets	18	—		(22)	L	(4)
Other	1	—		—		1
Total other revenues	574	(167)		(22)		385
Other expenses:
Operating expenses:
Salaries and benefits	347	—		(10)	M	337
Other operating expenses	291	(13)	G	(10)	N	268
Insurance policy benefits and claims	55	—		—		55
Total other expenses	693	(13)		(20)		660
Income before provision for income taxes	346	(220)		(58)		68
Provision for income taxes	113	(71)	H	(21)	O	21
Net income	233	(149)		(37)		47
Net income attributable to non-controlling interests	28	(28)	I	—		—
Net income attributable to Springleaf Finance Corporation	$205	$(121)		$(37)		$47

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Note 1—Description of SpringCastle Interests Sale

On March 31, 2016, Springleaf Finance, Inc. (“SFI”), a wholly owned subsidiary of SFC, SpringCastle Holdings, LLC (“SpringCastle Holdings”), an indirect wholly owned subsidiary of SFC, and Springleaf Acquisition Corporation, an indirect wholly owned subsidiary of SFC (“Springleaf Acquisition” and together with SpringCastle Holdings, the “Sellers”), entered into a Purchase Agreement (the “Purchase Agreement”) with NRZ Consumer LLC (“NRZ Consumer”), NRZ SC America LLC (“NRZ SC America”), NRZ SC Credit Limited (“NRZ SC Credit”), NRZ SC Finance I LLC (“NRZ SC Finance I”), NRZ SC Finance II LLC (“NRZ SC Finance II”), NRZ SC Finance III LLC (“NRZ SC Finance III”), NRZ SC Finance IV LLC (“NRZ SC Finance IV”), NRZ SC Finance V LLC (“NRZ SC Finance V” and together with NRZ Consumer, NRZ SC America, NRZ SC Credit, NRZ SC Finance I, NRZ SC Finance II, NRZ SC Finance III and NRZ SC Finance IV, collectively, the “NRZ Buyers”), BTO Willow Holdings II, L.P. (“BTO Willow”) and Blackstone Family Tactical Opportunities Investment Partnership—NQ—ESC L.P. (“BFTOIP” and together with BTO Willow, the “Blackstone Buyers,” and the Blackstone Buyers together with the NRZ Buyers, collectively, the “Buyers”), and solely with respect to Section 11(a) and Section 11(g), NRZ SC America Trust 2015-1, NRZ SC Credit Trust 2015-1, NRZ SC Finance Trust 2015-1, and BTO Willow Holdings, L.P. Pursuant to the Purchase Agreement, SpringCastle Holdings sold its 47% limited liability company interests in each of SpringCastle America, LLC, SpringCastle Credit, LLC and SpringCastle Finance, LLC, and Springleaf Acquisition sold its 47% limited liability company interest in SpringCastle Acquisition LLC (collectively, the “SpringCastle Interests”), to Buyers for an aggregate purchase price of $111,625,000 (the “SpringCastle Interests Sale”).

In connection with the SpringCastle Interests Sale, Buyers paid $100,462,500 of the aggregate purchase price to Sellers on March 31, 2016, with the remaining $11,162,500 (the “Holdback”) to be paid into an escrow account within 120 days following March 31, 2016. Such escrowed funds are expected to be held in escrow for a period of up to five years following March 31, 2016, and, subject to the terms of the Purchase Agreement and assuming certain portfolio performance requirements are satisfied, paid to the Sellers at the end of such five-year period. The Sellers will account for the Holdback amount as a contingent gain; therefore, the Sellers have not recognized an amount for this contingent payment upon consummation of the closing of the SpringCastle Interests Sale.

Note 2—Description of Lendmark Sale

On May 2, 2016, SFC and certain of its subsidiaries (collectively, the “Branch Sellers”) completed the following previously announced transactions with Lendmark: (i) sale of 127 branches (the “Branches”) together with certain loans issued to the Branch customers, the fixed non-information technology assets located at any such Branch and certain other Branch assets, and (ii) assumption of certain Branch liabilities (including the Branch Sellers’ obligations under certain Branch store leases) ((i) and (ii) collectively, the “Lendmark Sale”). The Branches are located in the states of Arizona, California, Colorado, Idaho, North Carolina, Ohio, Pennsylvania, Texas, Virginia, Washington and West Virginia.

The purchase price for the Branch Sales was $624 million and was equal to the sum of (i) the aggregate unpaid balance as of the cutoff date, March 31, 2016, of the purchased loans multiplied by 103%, plus (ii) for each interest-bearing purchased loan, an amount equal to all unpaid interest that has accrued on the unpaid balance at the applicable note rate from the most recent interest payment date through the cutoff date, plus (iii) the sum of all prepaid charges and fees and security deposits of the Branch Sellers to the extent arising under the purchased contracts as reflected on the books and records of the Branch Sellers as of closing.

Note 3—Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated statement of operations is included for the year ended December 31, 2016. The Pro Forma Financial Information is based upon SFC’s previously reported consolidated statement of operations included in its Annual Report on Form 10-K for the year ended December 31, 2016, previously filed with the SEC and incorporated by reference into this prospectus. The pro forma adjustments are based upon currently available information, and assumptions and estimates that management believes to be reasonable. The adoption of new or changes to existing accounting principles generally accepted in the United States of America subsequent to the unaudited pro forma condensed consolidated statement of operations date may result in changes to the presentation of the preliminary unaudited Pro Forma Financial Information.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Note 4—Pro Forma Adjustments

The following pro forma adjustments are included in the Pro Forma Financial Information:

(A)	Reflects SFC’s previously reported consolidated statement of operations included in SFC’s Annual Report on Form 10-K for the year ended December 31, 2016.
(B)	Represents the elimination of financial results and impact on the statement of operations relating to the SpringCastle Interests Sale, as if it had occurred as of January 1, 2016.
(C)	Represents the elimination of interest income attributable to the SpringCastle Interests operations.
(D)	Represents the elimination of interest expense related to the SpringCastle Interests operations that is being deconsolidated.
(E)	Represents the elimination of provision for finance receivable losses related to the SpringCastle Interests.
(F)	Represents the elimination of net gain on sale of SpringCastle Interests.
(G)	Represents the elimination of operating expenses attributable to the SpringCastle Interests.
(H)	Represents the elimination of income tax expense attributable to the SpringCastle Interests. The tax effect is calculated based on the Company’s combined federal and state statutory rate of 37%.
(I)	Represents the elimination of net income attributable to non-controlling interest related to the SpringCastle Interests.
(J)	Represents the elimination of financial results and impact on the statement of operations relating to the Lendmark Sale, as if it had occurred as of January 1, 2016.
(K)	Represents the elimination of interest income attributable to the operations of the Branches.
(L)	Represents the elimination of net gain on sale of personal loans of the Branches.
(M)	Represents the elimination of operating expenses related to salaries and benefits associated with employees located at the Branches.
(N)	Represents the elimination of other operating expenses related to direct costs of the Branches.
(O)	Represents the elimination of income tax expense attributable to the operations of the Branches. The tax effect is calculated based on the Company’s combined federal and state statutory rate of 37%.

Springleaf Finance Corporation

$700,000,000

7.125% Senior Notes due 2026

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman Sachs & Co. LLC
Citigroup
Barclays
Credit Suisse
Deutsche Bank Securities
Morgan Stanley
RBC Capital Markets
SOCIETE GENERALE

Co-Managers

Academy Securities
JMP Securities
R. Seelaus & Co., Inc.

August 8, 2018